Table of Contents

As filed with the Securities and Exchange Commission on July  ___, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSEEGO CORP.

(Exact name of registrant as specified in its charter)

Delaware	81-3377646
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12600 Deerfield Parkway, Suite 100

Alpharetta, Georgia 30004

(858) 812-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Smith

Executive Vice President and Chief Financial Officer

Inseego Corp.

9710 Scranton Road, Suite 200

San Diego, California 92121

(858) 812-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Teri O’Brien, Esq.

Paul Hastings LLP

4747 Executive Drive, 12th Floor

San Diego, California 92121

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed	Proposed
Title of each class of		maximum	maximum	Amount of
	to be	offering price	aggregate
securities to be registered	registered(1)	per unit	offering price	registration fee
3.25% convertible senior notes due 2025	$80,000,000 (1)	100% of principal amount	$80,000,000	$10,384(2)
Common stock, $0.001 par value per share,
including related rights to purchase Series D	7,611,791 (4)	— (4)	— (4)	— (5)
Preferred Stock (3)

(1)	Represents the aggregate principal amount of 3.25% convertible senior notes due 2025 (the “notes”) registered pursuant to this registration statement, which are to be offered by the selling securityholders named herein.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Each share of the registrant’s common stock registered hereunder, if issued prior to the termination of the registrant’s rights agreement, dated as of January 22, 2018, between the registrant and the rights agent named therein, includes Series D preferred stock purchase rights (the “Rights”). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the registrant’s common stock. The Rights have no value except as reflected in the market price of the shares of the registrant’s common stock to which they are attached, and can be transferred only with the shares of the registrant’s common stock to which they are attached.
(4)	Represents the maximum aggregate number of shares of the registrant’s common stock issuable upon conversion of the notes registered hereby at a conversion rate corresponding to the maximum conversion rate of 95.1474 shares of the registrant’s common stock per $1,000 principal amount of the notes. Pursuant to Rule 416 under the Securities Act, the amount of shares of the registrant’s common stock whose offer and sale is registered hereby includes an indeterminate number of shares of the registrant’s common stock that may be issued in connection with stock splits, stock dividends, or similar transactions or pursuant to any anti-dilution provisions of the notes. No additional consideration is to be received by the registrant or the selling securityholders upon conversion of the notes.
(5)	Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of the registrant’s common stock issuable upon conversion of the notes because no additional consideration is to be received by the registrant or the selling securityholders upon conversion of the notes.

PROSPECTUS

$80,000,000

3.25% Convertible Senior Notes due 2025

and Shares of Common Stock Issuable Upon Conversion of the Notes

This prospectus relates to the offer and sale from time to time by the selling securityholders named herein of up to $80,000,000 aggregate principal amount of the 3.25% convertible senior notes due 2025 (the “notes”) of Inseego Corp., a Delaware corporation (the “Company”), and up to 7,611,791 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), representing the maximum number of shares of Common Stock initially issuable upon conversion of the notes held by the selling securityholders, plus such additional indeterminate number of shares of Common Stock as may become issuable upon conversion of the notes by reason of adjustment of the conversion rate pursuant to the anti-dilution provisions of the notes. The notes and shares of Common Stock may be sold from time to time by or on behalf of the selling securityholders named in this prospectus or in supplements to this prospectus.

The notes will mature on May 1, 2025, unless earlier repurchased, redeemed or converted. We will pay interest on the notes at an annual rate of 3.25%, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020.

Noteholders may convert their notes at their option at any time until the close of business on the scheduled trading day immediately before the maturity date. Upon conversion of the notes, we will deliver for each $1,000 principal amount of notes converted a number of shares of Common Stock (together with cash in lieu of any fractional share) equal to the conversion rate. Consistent with our intent to preserve the availability of our net operating loss (“NOL”) carryforwards under the Internal Revenue Code of 1986, as amended (the “Code”), beneficial owners of the notes are subject to a conversion limitation, as described herein.

The initial conversion rate is 79.2896 shares of Common Stock per $1,000 principal amount of notes (the “Initial Conversion Rate”), which represents an initial conversion price of approximately $12.61 per share, and is subject to adjustment as described in this prospectus. If all of the notes were converted into shares of Common Stock at the Initial Conversion Rate, we would issue 6,343,168 shares of Common Stock to the selling securityholders. If a “make-whole fundamental change” (as defined in this prospectus) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time. Holders who convert their notes may also be entitled to receive under certain circumstances an interest make-whole payment payable, at our election, in either cash or shares of Common Stock (together with cash in lieu of any fractional share).

The notes are redeemable, in whole or in part, at our option at any time, and from time to time, on or after May 6, 2023 and on or before the scheduled trading day before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date but only if the last reported sale price per share of Common Stock exceeds 130% of the conversion price on (a) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (b) the trading day immediately before the date we send such notice.

If a “fundamental change” (as defined in this prospectus) occurs at any time prior to the maturity date, then, except as described in this prospectus, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The notes are our general unsecured obligations that: rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes; rank equal in right of payment with all of our indebtedness that is not so subordinated; effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles, or GAAP).

Our registration of the notes and shares of Common Stock covered by this prospectus does not mean that the selling securityholders will offer or sell any of the notes and shares of Common Stock. The selling securityholders may offer and sell or otherwise dispose of the notes and shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 20 for more information.

We will not receive any of the proceeds from the sale of notes and shares of Common Stock by the selling securityholders.

The selling securityholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the notes and shares of Common Stock. We have agreed to pay certain expenses in connection with this registration statement. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of the notes and shares of Common Stock by the selling securityholders in this offering.

No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “INSG.” On June 30, 2020, the last reported sale price of Common Stock was $11.60 per share.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 9 and contained under similar headings in the other documents that we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2020.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling securityholders have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling securityholders are offering to sell notes and shares of Common Stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of the notes and shares of Common Stock. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

The distribution of this prospectus and the issuance of the notes and shares of Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the notes and shares of Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the notes and shares of Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 9. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”.

As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, “Inseego” or “the Company” refer to Inseego Corp., a Delaware corporation, and its wholly owned or indirect subsidiaries, and their predecessors. References to the “selling securityholders” refer to the securityholders listed herein under “The Selling Securityholders” and their permitted transferees, donees, pledgees or other successors-in-interest.

1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I—Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2020, including the amendment thereto filed on Form 10-K/A on April 29, 2020, and elsewhere in the other documents incorporated by reference into this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

TRADE NAMES, TRADEMARKS AND SERVICE MARKS

“Inseego”, the Inseego logo, “DigiCore”, “Novatel Wireless”, the Novatel Wireless logo, “MiFi”, “MiFi Intelligent Mobile Hotspot”, “Ctrack”, the Ctrack logo, “Inseego North America”, and “Skyus” are trademarks or registered trademarks of Inseego and its subsidiaries. Other trademarks, trade names or service marks used in this prospectus are the property of their respective owners.

2

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Our Company

The Company is a leader in the design and development of fixed and mobile wireless solutions (advanced 4G and 5G New Radio (“5GNR”)), Internet of Things (“IoT”), Industrial IoT (“IIoT”) and cloud solutions for large enterprise verticals, service providers and small and medium-sized businesses around the globe. Our product portfolio consists of fixed and mobile device-to-cloud solutions that provide compelling, intelligent, reliable and secure end-to-end IoT services with deep business intelligence. The Company’s products and solutions power mission critical applications with a “zero unscheduled downtime” mandate, such as our 5G fixed wireless access (“FWA”) gateway solutions, 4G and 5G mobile broadband, and IIoT applications such as SD WAN failover management, asset tracking and fleet management services. Our solutions are powered by our key wireless innovations in mobile and FWA technologies, including a suite of products employing the 5GNR standards and purpose-built Software as a Service (“SaaS”), cloud platforms.

We have been at the forefront of the ways in which the world stays connected and accesses information, and protects, and derives intelligence from that information. With multiple first-to-market innovations across a number of wireless technologies, including 5G, and a strong and growing portfolio of hardware and software innovations for IIoT solutions, the Company has been advancing technology and driving industry transformations for over 30 years. It is this proven expertise, commitment to quality, obsession with innovation and a relentless focus on execution that makes us a preferred global partner of service providers, distributors, value-added resellers, system integrators and enterprises worldwide.

2022 Note Exchange; 2025 Convertible Senior Notes

The following is a summary of the transactions relating to the securities being registered hereunder:

On May 12, 2020, each of the selling securityholders entered into a privately-negotiated exchange agreement (the “Exchange Agreements”) with the Company with respect to the Company’s 5.50% Convertible Senior Notes due 2022 (the “2022 Notes”) held by them. Pursuant to the Exchange Agreements, each of the selling securityholders agreed to exchange the 2022 Notes that they held (representing an aggregate of $44,816,000 principal amount of 2022 Notes) for an aggregate of $32,062,000 in cash and $80,000,000 principal amount of the notes (the “Exchange Transactions”). The Exchange Transactions were completed in connection with the closing of the Company’s registered underwritten public offering of $100,000,000 aggregate principal amount of 3.25% convertible senior notes due 2025 (such notes, the “Underwritten Notes,” and such offering, the “Underwritten Offering”).

The notes offered by this prospectus are part of the same series as the Underwritten Notes, but, upon issuance, were subject to certain transfer restrictions that were not applicable to the Underwritten Notes. In connection with the Exchange Transactions, the Company agreed to file a registration statement, of which this prospectus is a part, with the Commission in order to effect a registration for the resale by the selling securityholders of the notes offered by this prospectus and any shares of Common Stock issuable upon conversion thereof. The Company did not receive any cash proceeds from the selling stockholders in connection with the Exchange Transactions.

3

The Offering

Securities offered	$80,000,000 aggregate principal amount of 3.25% convertible senior notes due 2025, and up to 7,611,791 shares of Common Stock, representing the maximum number of shares of Common Stock initially issuable upon conversion of the notes held by the selling securityholders, plus such additional indeterminate number of shares of Common Stock as may become issuable upon conversion of the notes by reason of adjustment of the conversion rate pursuant to the anti-dilution provisions of the notes, and related rights to purchase Series D Preferred Stock.

Common Stock to be outstanding after the offering	104,630,367 shares, including 7,611,791 shares of Common Stock initially issuable upon conversion of the notes.

Selling securityholders	All of the notes and shares of Common Stock are being offered by the selling securityholders identified in the section titled “The Selling Securityholders” beginning on page 18 of this prospectus.

Use of Proceeds	We will not receive any of the proceeds from sales of notes and shares of Common Stock by the selling securityholders.

Nasdaq Global Select Market Symbol	INSG

The above information regarding the shares of Common Stock to be outstanding after the offering is based on 97,018,396 shares of Common Stock outstanding as of June 30, 2020 and assumes conversion in full of the notes offered by this prospectus at the Initial Conversion Rate.

The Notes

The following is a summary of the notes. For more information, please see the “Description of Notes” section of this prospectus, which contains a more detailed description of the terms of the notes.

Notes	$80,000,000 aggregate principal amount of 3.25% convertible senior notes due 2025.

Ranking	The notes are our general, unsecured obligations that:

•	rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes;
•	rank equal in right of payment with all of our indebtedness that is not so subordinated, including the 2022 Notes:
•	effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP).

4

Maturity	May 1, 2025, unless earlier repurchased, redeemed or converted.

Interest	3.25% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020. In addition, special interest, if any, will accrue on the notes, at our election, as the sole remedy relating to the failure to comply with our reporting obligations, as described under “Description of Notes—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.”

Conversion Rights

Noteholders may convert their notes at their option at any time until the close of business on the scheduled trading day immediately before the maturity date.

Upon conversion of a note, we will deliver for each $1,000 principal amount of converted notes a number of shares of our Common Stock (together with cash in lieu of any fractional share) equal to the conversion rate. The initial conversion rate is 79.2896 shares of our Common Stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $12.61 per share of our Common Stock, and is subject to adjustment as described in this prospectus.

If a “make-whole fundamental change” (as defined in this prospectus) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

See “Description of Notes—Conversion Rights.”

Interest Make-Whole Payment	If the last reported sale price of our Common Stock for each of the five trading days immediately preceding a conversion date is greater than or equal to $10.51 (which price is subject to adjustment in a manner directly inverse to the manner in which, but otherwise at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described under the caption “Description of Notes—Conversion Rate Adjustments—Generally”), we will, in addition to the other consideration payable or deliverable in connection with any conversion of notes, make an interest make-whole payment to the converting holder equal to the sum of the present values of the scheduled payments of interest that would have been made on the notes to be converted had such notes remained outstanding from the conversion date through the earlier of (a) the date that is three years after the conversion date and (b) the maturity date if the notes had not been so converted, using a discount rate equal to 1.0%.

5

We may pay any interest make-whole payment, at our election, in either cash or shares of our Common Stock (together with cash in lieu of any fractional share) provided, that in no event will the effective conversion price of the notes, after giving effect to any interest make-whole payment (whether paid in cash or shares of our Common Stock (together with cash in lieu of any fractional share)), be less than $10.51 (which price is subject to adjustment in a manner directly inverse to the manner in which, but otherwise at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described under the caption “Description of Notes—Conversion Rate Adjustments—Generally”).

Notwithstanding the foregoing, if in connection with any conversion the conversion rate is adjusted as described under “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change” herein, then such holder will not receive the interest make-whole payment with respect to such note.

See “Description of Notes—Interest Make-Whole Payment.”

Optional Redemption

The notes are redeemable, in whole or in part, at our option at any time, and from time to time, on or after May 6, 2023 and on or before the scheduled trading day before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our Common Stock exceeds 130% of the conversion price on (a) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (b) the trading day immediately before the date we send such notice.

See “Description of Notes—Optional Redemption.”

Repurchase at the Option of the Noteholders after a Fundamental Change	If a “fundamental change” (as defined in this prospectus) occurs at any time prior to the maturity date, then, except as described in this prospectus, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”

Trustee, Paying Agent and Conversion Agent	Wilmington Trust, National Association.

No Public Market	The notes are a new class of securities for which no public market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop.

6

Risk Factors	Investing in the notes involves risks. See “Risk Factors.”

Material U.S. Federal Income Tax Considerations	For a description of material U.S. federal income tax consequences of purchasing, owning and disposing of the notes and shares of our Common Stock, if any, issuable upon the conversion of the notes, see “Material U.S. Federal Income Tax Considerations.”

Book Entry Form	We initially issued the notes in the form of a global note registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), without interest coupons, which we deposited with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.”

Ownership Limitation

We have significant NOLs that we can use in certain circumstances to offset current and future earnings and thus potentially reduce our U.S. federal and certain state income tax liabilities, subject to certain requirements and restrictions. If we experience an ownership change as defined under Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”), however, our ability to use the NOLs would be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset. In order to help preserve the use of our NOLs, holders of notes are subject to a conversion limitation as described herein. See “Description of Notes— Conversion Rights—Conversion Limitation.” In addition, to the extent a holder of notes receives our Common Stock upon conversion thereof, such holder will be subject to the Rights Agreement, dated January 22, 2018, between us and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (as may be amended from time to time, the “Rights Agreement”), that was approved by our stockholders at our 2018 Annual Meeting of Stockholders and described in “Description of Capital Stock.”

See “Risk Factors—Risks Related to the Notes and this Offering—Beneficial owners of notes cannot receive shares of our Common Stock upon conversion of their notes in excess of the amount described below while the Section 382 conversion blocker is in effect with respect to such notes” and “Risk Factors—Risks Related to the Notes and this Offering—Our ability to use our net operating loss and tax credit carryforwards may be limited, which could result in our payment of income taxes earlier than if we were able to fully utilize our net operating loss and tax credit carryforwards. To the extent we elect to deliver shares of our Common Stock to a holder upon conversion, if any, of the notes, such holder would be subject to our Rights Agreement.”

7

Company Information

Inseego Corp. is a Delaware corporation formed in 2016 and is the successor to Novatel Wireless, Inc., a Delaware corporation formed in 1996, resulting from an internal reorganization that was completed in November 2016. Our principal offices are located at 12600 Deerfield Parkway, Suite 100, Alpharetta, Georgia 30004, our corporate offices are located at 9710 Scranton Road, Suite 200, San Diego, California 92121, and our sales and engineering offices are located throughout the world. Our telephone number is (858) 812-3400. Inseego’s Common Stock trades on The Nasdaq Global Select Market under the trading symbol “INSG”.

We maintain an Internet website at www.inseego.com. We have included our website address in this prospectus solely as an inactive textual reference. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on or accessible through our website as part of this prospectus.

8

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the risks and uncertainties described below together with all other information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this offering and described in our filings with the Commission that we have incorporated by reference in this prospectus, including those risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In addition, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business.

Risks Related to the Notes and This Offering

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

•	limiting our flexibility to plan for, or react to, changes in our business;

•	diluting the interests of our existing stockholders as a result of issuing shares of Common Stock upon conversion of the notes, the Underwritten Notes or the 2022 Notes; and

•	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, the Underwritten Notes and the 2022 Notes, and our cash needs may increase in the future. In addition, future indebtedness that we may incur may contain financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full.

We and our subsidiaries may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Subject to any restrictions contained in any agreements governing our future indebtedness, we and our subsidiaries may be able to incur substantial additional debt in the future, some of which may be secured debt. We are not restricted under the terms of the base indenture and supplemental indenture governing the notes offered hereby and the Underwritten Notes (together, the “2025 Notes”), which we refer to herein as the “indenture,” and are not restricted under the terms of the base indenture and supplemental indenture governing the 2022 Notes, which we refer to herein as the “2022 indenture,” from incurring additional debt, securing existing or future debt, recapitalizing our debt, repurchasing our stock, pledging our assets, making investments, paying dividends, guaranteeing debt or taking a number of other actions that are not limited by the terms of the respective indentures governing the 2025 Notes and the 2022 Notes that could have the effect of diminishing our ability to make payments on the notes when due.

9

We may not have sufficient cash flow from our business, or be able to raise the funds necessary, to pay interest on the notes, to repurchase the notes for cash following a fundamental change, to pay the redemption price for any notes we redeem or to pay any cash amounts due upon conversion, and our future indebtedness may limit our ability to repurchase the notes or pay cash upon their conversion.

The notes bear interest semi-annually at a rate of 3.25% per year and our 2022 Notes bear interest semi-annually at a rate of 5.5% per year. In addition, in certain circumstances, we are obligated to pay special interest on the 2025 Notes and the 2022 Notes. Our ability to make scheduled payments of the principal of, to pay interest (including any applicable interest make-whole payment we elect to pay in cash) on or to refinance our indebtedness, including the 2025 Notes and the 2022 Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and other fixed charges, fund working capital needs and make necessary capital expenditures.

If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. We may not be able to engage in any of these activities or engage in these activities on favorable terms, which could result in a default on our debt obligations. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our existing indebtedness or any other indebtedness which we may incur in the future, we would be in default, which could permit the holders of our indebtedness, including the 2025 Notes and the 2022 Notes, to accelerate the maturity of such indebtedness. Any default under such indebtedness could have a material adverse effect on our business, results of operations and financial condition.

If a fundamental change occurs, holders of the 2025 Notes may require us to repurchase their 2025 Notes at a cash repurchase price equal to the principal amount of the 2025 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”. Moreover, we will be required to repay the 2025 Notes in cash at their maturity unless earlier converted, redeemed or repurchased. In addition, if the last reported sale price of Common Stock for each of the five trading days immediately preceding a conversion date is greater than or equal to $10.51, holders who convert their 2025 Notes may also be entitled to receive under certain circumstances an interest make-whole payment. We may pay any interest make-whole payment, at our election, in either cash or shares of Common Stock (together with cash in lieu of any fractional share).

We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the 2025 Notes or pay cash with respect to 2025 Notes that are being redeemed or converted or at their maturity. In addition, applicable law, regulatory authorities or the agreements governing our future indebtedness may restrict our ability to repurchase the 2025 Notes or pay the cash amounts due upon conversion of the 2025 Notes. Our 2022 Notes also contain conversion and repurchase features. Our failure to repurchase the 2025 Notes or the 2022 Notes or to pay the cash amounts (including any applicable interest make-whole payment we elect to pay with cash) due upon conversion of the 2025 Notes or the 2022 Notes when required will constitute a default under the indenture and the 2022 indenture. A default under the indenture or the 2022 indenture or the fundamental change itself could be a default under the agreements governing our future indebtedness, which may result in that other indebtedness becoming immediately payable in full. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the 2025 Notes and the 2022 Notes or to pay cash upon conversions of the 2025 Notes and the 2022 Notes.

We may pay any interest make-whole payment by delivering shares of Common Stock, which could result in significant dilution to our stockholders.

In certain circumstances, if the last reported sale price of Common Stock for each of the five trading days immediately preceding a conversion date is greater than or equal to $10.51, we will, in addition to the other consideration payable or deliverable in connection with any conversion of the 2025 Notes, make an interest make-whole payment to the converting holder equal to the sum of the present values of the scheduled payments of interest that would have been made on the 2025 Notes to be converted had such 2025 Notes remained outstanding from the conversion date through the earlier of (a) the date that is three years after the conversion date and (b) the maturity date if the 2025 Notes had not been so converted, using a discount rate equal to 1.0%. We may pay any interest make-whole payment, at our election, either in cash or shares of Common Stock (together with cash in lieu of any fractional share). If we elect, or are deemed to have elected, to pay any interest make-whole payment by delivering shares of Common Stock (together with cash in lieu of any fractional share), the number of shares of Common Stock (together with cash in lieu of any fractional share) a converting holder of 2025 Notes will receive will be equal to the amount of the interest make-whole payment due divided by the simple average of the daily VWAP of Common Stock for the five trading days ending on and including the trading day immediately preceding the conversion date.

10

Not all dilutive events will result in an adjustment to the conversion rate.

We will adjust the conversion rate of the 2025 Notes for certain events, including:

•	certain stock dividends, splits and combinations;

•	the issuance of certain rights, options or warrants to holders of Common Stock;

•	certain distributions of assets, debt securities, capital stock or other property to holders of Common Stock;

•	cash dividends on Common Stock; and

•	certain tender or exchange offers.

See “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as an issuance of Common Stock (or securities exercisable for, or convertible into, Common Stock) for cash, which may adversely affect the trading price of the 2025 Notes and shares of Common Stock. An event may occur that adversely affects the noteholders and the trading price of the 2025 Notes and the underlying shares of Common Stock but that does not result in an adjustment to the conversion rate.

Redemption may adversely affect your return on the notes.

The 2025 Notes are redeemable, in whole or in part, at our option at any time, and from time to time, on a redemption date occurring on or after May 6, 2023 and on or before the scheduled trading day before the maturity date, at a cash redemption price equal to the principal amount of the 2025 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of Common Stock exceeds 130% of the conversion price on (a) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice and (b) the trading day immediately before the date we send such notice. As a result, we may choose to redeem some or all of the 2025 Notes, and we may choose to do so at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your 2025 Notes being redeemed. In addition, holders who convert in advance of any redemption would not get any compensation for the lost option value of their 2025 Notes. See “Description of Notes—Optional Redemption.”

Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash.

If certain corporate events called “fundamental changes” occur, you will have the right to require us to repurchase your notes for cash. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” However, the definition of “fundamental change” is limited to specific corporate events and does not include all events that may adversely affect our financial condition or the trading price of the 2025 Notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the 2025 Notes. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the 2025 Notes.

The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.

If certain corporate events that constitute a “make-whole fundamental change” occur, then we will, in certain circumstances, temporarily increase the conversion rate. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price.” While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their 2025 Notes resulting from a make-whole fundamental change, the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $50.00 per share or less than $10.51 per share (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds 95.1474 shares of Common Stock per $1,000 principal amount of 2025 Notes, subject to adjustment.

11

Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the 2025 Notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of Common Stock and reduce the option value of the 2025 Notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.

In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to resell their notes at desired times or prices, or at all.

The 2025 Notes are a class of securities for which no market currently exists. We have not and do not intend to apply to list the 2025 Notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, an active market for the 2025 Notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the 2025 Notes does not develop or is not maintained, then the market price and liquidity of the notes will be adversely affected and noteholders may not be able to resell their notes at desired times or prices, or at all.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price of Common Stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The notes are effectively subordinated to our future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.

The 2025 Notes are our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the 2025 Notes, rank equal in right of payment with all of our indebtedness that is not so subordinated, including our outstanding 2022 Notes, and effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, because none of our subsidiaries has guaranteed the 2025 Notes, the 2025 Notes are structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP). The indenture does not, and the 2022 indenture does not, prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the 2025 Notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the 2025 Notes. The indenture also does not, and the 2022 indenture does not, prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the 2025 Notes.

In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a common equity holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders, if any. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.

Our subsidiaries have no obligations under the 2025 Notes. The ability of our subsidiaries to pay dividends or make other payments to us may be restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the 2025 Notes.

12

Holders of the notes are structurally subordinated to our subsidiaries’ third-party indebtedness and obligations.

The 2025 Notes are obligations of Inseego exclusively and not of any of our subsidiaries. A significant portion of our operations are conducted through and a significant portion of our assets are held by, our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the 2025 Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of third-party creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries have priority with respect to the assets of such subsidiaries over the claims of our creditors, including holders of the 2025 Notes. Consequently, the 2025 Notes are structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. The indenture does not, and the 2022 indenture does not, prohibit or restrict us or our subsidiaries from incurring additional indebtedness, including secured indebtedness, in the future.

The trading price of Common Stock and other factors could significantly affect the trading price of the notes.

We expect that the trading price of Common Stock will significantly affect the trading price of the 2025 Notes, which could result in greater volatility in the trading price of the 2025 Notes than would be expected for non-convertible securities. The trading price of Common Stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Cautionary Statement Regarding Forward-Looking Statements,” among others, many of which are beyond our control.

Future sales of Common Stock or equity-linked securities in the public market could lower the market price of Common Stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of Common Stock or equity-linked securities to raise capital. In addition, a substantial number of shares of Common Stock are reserved for issuance upon the exercise or vesting, as applicable, of equity incentive awards and warrants and for issuance upon conversion of the 2025 Notes and the 2022 Notes. The indenture does not, and the 2022 indenture does not, restrict our ability to issue additional Common Stock or equity-linked securities in the future. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price of Common Stock. The issuance and sale of substantial amounts of Common Stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the 2025 Notes and the market price of Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

We make only very limited covenants in the indenture and these limited covenants may not protect your investment.

Many debt instruments contain provisions that are designed to restrict the borrower’s activities and operations in a manner that is designed to preserve the borrower’s ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture does not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate.

The indenture does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;

•	protect holders of the 2025 Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	restrict the ability of our subsidiaries to incur liabilities (including secured and unsecured indebtedness) that would be structurally senior to our indebtedness; or

•	restrict our ability to incur liabilities (including secured and unsecured indebtedness) or to make investments.

13

As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions. In addition, the indenture contains no covenants or other provisions to afford protection to holders of the 2025 Notes in the event of a fundamental change involving us except to the extent described under “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Increase in the Conversion Rate in Connection with a Make-Whole Fundamental Change” and “Description of Notes—Consolidation, Merger and Asset Sale.” Consequently, your rights under the notes may be substantially and adversely affected upon any fundamental change or if we or our subsidiaries take certain actions that could either increase the probability that we default on the 2025 Notes or reduce the recovery that you are likely to receive upon any such default.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in the 2025 Notes will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of Common Stock and adjust their short position over time while they continue to hold the 2025 Notes. Investors may also implement this type of strategy by entering into swaps on Common Stock in lieu of, or in addition to, short selling shares of Common Stock.

The Commission and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including Common Stock). These rules and actions include Rule 201 of Commission Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of Common Stock or enter into equity swaps on Common Stock could depress the trading price of, and the liquidity of the market for, the 2025 Notes.

In addition, the liquidity of the market for Common Stock may decline, which could reduce the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on Common Stock with a note investor. If investors and potential purchasers seeking to employ a convertible note arbitrage strategy are unable to borrow or enter into equity swaps on Common Stock on commercially reasonable terms, then the trading price of, and the liquidity of the market for, the 2025 Notes may significantly decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the 2025 Notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our stockholders, such as a distribution of money or other property, you will be deemed to have received a distribution, which may be treated as a dividend subject to U.S. federal income tax, without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you if the failure to adjust (or to adjust adequately) is made in connection with a distribution of money or other property to our stockholders. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for the 2025 Notes converted in connection with the make-whole fundamental change. Such increase also may be treated as a distribution subject to U.S. federal income tax as a dividend. In addition, in certain circumstances, we will make an interest make-whole payment to a converting holder which may be paid, at our election, in cash or shares of Common Stock (together with cash in lieu of any fractional share). Such increase or make-whole payment may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations.” It is unclear whether any such deemed dividend would be eligible for the preferential tax treatment generally available for dividends paid by U.S. corporations to certain non-corporate U.S. holders (as defined under “Material U.S. Federal Income Tax Considerations”). If you are a non-U.S. holder (as defined under “Material U.S. Federal Income Tax Considerations”), any deemed dividend generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the 2025 Notes or any shares of Common Stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of the notes (including the retirement of a note) or such Common Stock or other funds or assets of yours. The Internal Revenue Service has proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which if adopted could affect the U.S. federal income tax treatment of beneficial owners of 2025 Notes deemed to receive such a distribution. See “Material U.S. Federal Income Tax Considerations.”

14

A rating agency may not rate the notes or may assign a rating that is lower than expected.

We do not intend to seek to have the 2025 Notes rated by any rating agency. However, if one or more rating agencies rates the 2025 Notes and assigns a rating that is lower than the rating that investors expect, or reduces their rating in the future, then the trading price of Common Stock and the 2025 Notes could significantly decline.

In addition, market perceptions of our creditworthiness will directly affect the trading price of the 2025 Notes. Accordingly, if a rating agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the 2025 Notes will likely decline.

Certain provisions in the indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of us.

Certain provisions in the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if a takeover would constitute a fundamental change, holders of the 2025 Notes will have the right to require us to repurchase their 2025 Notes in cash. In addition, if a takeover constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their 2025 Notes in connection with such takeover. In either case, and in other cases, our obligations under the 2025 Notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us.

Because the notes are held in book-entry form, noteholders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.

The notes were initially issued in the form of a “global note” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global note will be shown on, and transfers of interests in the global note will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the 2025 Notes. Instead, DTC or its nominee will be the sole holder of the 2025 Notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in the global note will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the 2025 Notes (including any notice of redemption) will be sent to DTC. We expect DTC will forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants, but we can make no assurances that you will timely receive any such communications.

Holding notes will not, in itself, confer any rights with respect to Common Stock.

Noteholders will generally not be entitled to any rights with respect to Common Stock (including voting rights and rights to receive any dividends or other distributions on Common Stock). However, noteholders will be subject to all changes affecting Common Stock to the extent the trading price of the 2025 Notes depends on the market price of Common Stock and to the extent they receive shares of Common Stock upon conversion of their 2025 Notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of Common Stock.

15

Beneficial owners of notes cannot receive shares of Common Stock upon conversion of their notes in excess of the amount described below while the Section 382 conversion blocker is in effect with respect to such notes.

The indenture provides that, for so long as the Rights Agreement is in effect, no beneficial owner of 2025 Notes will be entitled to receive shares of Common Stock upon conversion of the 2025 Notes and any delivery of shares of Common Stock upon conversion of such 2025 Notes will be void and of no effect, (a) if the beneficial owner of such 2025 Notes is an Acquiring Person (as defined in the Rights Agreement) or (b) to the extent (but only to the extent) that such receipt or delivery would cause such beneficial owner to become an Acquiring Person (as such term is defined in the Rights Agreement), unless, in either case, such beneficial owner has received prior approval of our board of directors (the “Section 382 conversion blocker”). An “Acquiring Person” under the Rights Agreement generally means any person, entity or group that is or has become, together with its affiliates, associates and other persons, entities or groups with whom it is acting in concert, the beneficial owner (as defined in the Rights Agreement) of 4.9% or more of the shares of Common Stock then outstanding, unless excluded from the definition of Acquiring Person under the Rights Agreement. If any delivery of shares of Common Stock owed to a beneficial owner upon conversion of 2025 Notes is not made, in whole or in part, as a result of the Section 382 conversion blocker, our obligation to make such delivery shall not be extinguished, and we shall deliver such shares as promptly as practicable after (i) such beneficial owner is not an Acquiring Person (as defined in the Rights Agreement (for the avoidance of doubt regardless of whether such Rights Agreement is then in effect)) and (ii) such delivery would not result in such beneficial owner being an Acquiring Person (as defined in the Rights Agreement (for the avoidance of doubt regardless of whether such Rights Agreement is then in effect)) and such beneficial owner gives notice thereof to us.

Our ability to use our NOL and tax credit carryforwards may be limited, which could result in our payment of income taxes earlier than if we were able to fully utilize our NOL and tax credit carryforwards. The holders of shares of Common Stock upon conversion of the notes will be subject to our Rights Agreement.

Federal and state income tax laws impose restrictions on the utilization of NOL and tax credit carryforwards in the event of an “ownership change,” as defined by Section 382. Generally, an “ownership change” occurs if the percentage of the value of the stock that is owned by one or more direct or indirect “five percent stockholders” increases by more than 50% over their lowest ownership percentage at any time during an applicable testing period (typically, three years). Under Section 382, if a corporation undergoes an “ownership change,” that corporation’s ability to use its pre-change NOL and tax credit carryforwards and other pre-change tax attributes to offset its post-change income may be limited.

To discourage acquisitions of Common Stock which could result in an “ownership change,” we entered into the Rights Agreement. Although the Rights Agreement is intended to discourage acquisitions of Common Stock, which could result in an “ownership change,” it is possible that an “ownership change” could occur as a result of the conversion of the 2025 Notes or as a result of future changes in Common Stock ownership which may be outside of our control. If an “ownership change” occurs in the future, our use of the NOL carryforwards or other tax attributes may be limited, which could potentially result in increased future tax liability to us.

To the extent we elect to deliver shares of Common Stock to a noteholder upon conversion, if any, of the 2025 Notes, such noteholder would be subject to our Rights Agreement. Prior to investing in the 2025 Notes, you should consider the limitations imposed by the Rights Agreement. See “Description of Capital Stock—Common Stock” in the accompanying prospectus.

If securities analysts stop publishing research or reports about us or our business, or if they downgrade the Common Stock, the market price of the Common Stock and, consequently, the trading price of the notes, could decline.

The market for the Common Stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. If any analyst who covers us downgrades our stock or lowers its future stock price targets or estimates of our operating results, our stock price could decline rapidly. Furthermore, if any analyst ceases to cover our company, we could lose visibility in the market. Each of these events could, in turn, cause the market price of the Common Stock to decline.

You should carefully consider the U.S. federal income tax consequences of converting the notes.

The U.S. federal income tax treatment of the conversion of the 2025 Notes into a combination of Common Stock and cash is not entirely certain. You should consult your tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of 2025 Notes into a combination of cash and Common Stock. A discussion of the U.S. federal income tax consequences of the purchase, ownership, conversion and disposition of the 2025 Notes is contained in this prospectus under “Material U.S. Federal Income Tax Consequences.”

16

USE OF PROCEEDS

We will receive no proceeds from the sale of the notes and shares of Common Stock by the selling securityholders. The selling securityholders will pay any underwriting discounts and commissions and any similar expenses they incur in disposing of the notes and shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the notes and shares of Common Stock covered by this prospectus. These may include, without limitation, all registration, qualification and printing fees, listing fees, fees and expenses incident to any required review by the Financial Industry Regulatory Authority, Inc. and fees and expenses of our counsel and accountants.

17

THE SELLING SECURITYHOLDERS

This prospectus relates to the resale by the selling securityholders named below, from time to time, of up to $80,000,000 aggregate principal amount of the notes, and up to 7,611,791 shares of Common Stock, representing the maximum number of shares of Common Stock initially issuable upon conversion of the notes held by the selling securityholders, plus such additional indeterminate number of shares of Common Stock as may become issuable upon conversion of the notes by reason of adjustment of the conversion rate pursuant to the anti-dilution provisions of the notes. If all of the notes were converted into shares of Common Stock at the Initial Conversion Rate, we would issue 6,343,168 shares of Common Stock to the selling securityholders.

We do not know when or in what amounts the selling securityholders may sell or otherwise dispose of the notes and shares of Common Stock covered hereby. The selling securityholders might not sell any, or may only sell a portion, of the notes and shares of Common Stock covered by this prospectus or may sell or dispose of some or all of such notes and shares of Common Stock other than pursuant to this prospectus. Because the selling securityholders may not sell or otherwise dispose of some or all of the notes and shares of Common Stock covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of such notes and shares of Common Stock, we cannot estimate the number of notes and shares of Common Stock that will be held by the selling securityholders after completion of the offering. For purposes of the table below, we have assumed that the selling securityholders will have sold all of the notes and shares of Common Stock covered by this prospectus, and all the shares of Common Stock covered by (a) the prospectus on Form 424B3 (12,212,775 shares owned by Golden Harbor Ltd. and 8,580,925 shares owned by North Sound Trading, LP), filed with the Commission on February 12, 2019, and (b) the prospectus on Form 424B3 (11,627,729 shares owned by Golden Harbor Ltd. and 2,346,070 shares owned by North Sound Trading, LP), filed with the Commission on May 20, 2019, upon completion of the applicable offerings.

On August 6, 2018, in accordance with the terms of that certain Securities Purchase Agreement, dated August 6, 2018, by and among the Company, Golden Harbor Ltd. and North Sound Trading, L.P., our board of directors (the “Board”) appointed James Avery, a representative of Golden Harbor Ltd., and Brian Miller, a representative of North Sound Trading, LP, to serve as members of the Board.

Except as described above, the selling securityholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. We believe that: (a) no selling securityholder is a broker-dealer or affiliate of a broker-dealer; (b) no selling securityholder has any direct or indirect agreements or understandings with any person to distribute their shares; and (c) unless otherwise indicated in the footnotes below, each selling securityholder has sole voting and investment power with respect to all shares beneficially owned. In recognition of the fact that the selling securityholders may wish to be legally permitted to sell the securities when they deem appropriate, we agreed with the selling securityholders to file a registration statement to register the resale of the notes and the shares of Common Stock issuable upon conversion thereof.

The table below presents information regarding the selling securityholders and the notes and shares of Common Stock that they may sell or otherwise dispose of from time to time under this prospectus. The percentage of beneficial ownership is based upon 97,018,396 shares of Common Stock issued and outstanding as of June 30, 2020. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and includes any securities that grant the selling securityholders the right to acquire Common Stock within 60 days of June 30, 2020. Information in the table below is based on information provided by or on behalf of the selling securityholders and on the Schedule 13D/A filed by Golden Harbor Ltd. on May 15, 2020 and the Schedule 13D/A filed by North Sound Trading, LP on May 15, 2020. Since the date on which the selling securityholders provided us with the information below, the selling securityholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.

18

Name of Selling Securityholders	Principal Amount at Maturity of Notes Beneficially Owned Prior to Offering	Common Stock Beneficially Owned Prior to Offering (1)	Maximum Principal Amount at Maturity of Notes to be Sold Pursuant to this Prospectus	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus (2)	Notes Owned After Offering (3)		Common Stock Owned After Offering (3)
	$	Number	$	Number	Number	Percent	Number	Percent
Golden Harbor Ltd. (4)	$24,456,000	13,840,504	$24,456,000	2,326,924	0	0%	0	0%
North Sound Trading, LP (5)	$55,544,000	7,026,995	$55,544,000	5,284,867	0	0%	0	0%

(1)	Common Stock beneficially owned prior to the offering does not include any shares of Common Stock issuable upon conversion of the notes.

(2)

The maximum number of shares of Common Stock consists of the maximum number of shares of Common Stock initially issuable upon conversion of the notes held by the selling securityholders, respectively, at a conversion rate corresponding to the maximum conversion rate of 95.1474 shares of Common Stock per $1,000 principal amount of the notes. In addition to the shares set forth in the table, the number of shares of Common Stock issuable upon conversion of the notes may be adjusted by an indeterminate number of shares of Common Stock as may become issuable upon conversion of the notes by reason of adjustment of the conversion rate pursuant to the anti-dilution provisions of the notes.

(3)	For purposes of this table, the Company assumes that all of the notes and shares of Common Stock covered by this prospectus and all the shares of Common Stock covered by (a) the prospectus on Form 424B3 (12,212,775 shares owned by Golden Harbor Ltd. and 8,580,925 shares owned by North Sound Trading, LP), filed with the Commission on February 12, 2019, and (b) the prospectus on Form 424B3 (11,627,729 shares owned by Golden Harbor Ltd. and 2,346,070 shares owned by North Sound Trading, LP), filed with the Commission on May 20, 2019, will be sold by the selling securityholders.

(4)	Golden Harbor Ltd. and Joe Lewis have shared voting and shared investment power with respect to all shares of Common Stock beneficially owned by Golden Harbor Ltd.

(5)	The shares are owned directly by North Sound Trading LP, a Delaware partnership. Brian Miller is the sole shareholder of North Sound Management, Inc., a Delaware corporation, which is, in turn, the general partner of North Sound Trading, LP.

Each time a selling securityholder sells any securities offered by this prospectus, it is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about such selling securityholder and the terms of the securities being offered in the manner required by the Securities Act.

No offer or sale may occur unless the registration statement that includes this prospectus has become effective and remains effective at the time a selling securityholder offers or sells the securities being offered. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the Commission incorporated by reference in this prospectus.

19

PLAN OF DISTRIBUTION

The selling securityholders may, from time to time, sell, transfer or otherwise dispose of the notes and shares of Common Stock or interests in the notes or shares of Common Stock covered hereby:

•	on any stock exchange, market or trading facility on which the shares are traded or in private transactions; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the notes and shares of Common Stock (these discounts, concessions or commissions may be in excess of those customary in the types of transactions involved).

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices, or without cash consideration.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	sales on any national securities exchange or quotation on which the notes and shares of Common Stock may be listed or quoted at the time of the sale;

•	sales in the over-the-counter market;

•	sales in transactions other than on such exchanges or services or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale or distribution; and

•	any other method permitted by applicable law.

20

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the notes or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the notes and shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest of the selling securityholders under this prospectus.

In connection with the sale of the notes and shares of Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the notes and shares of Common Stock in the course of hedging the positions they assume. The selling securityholders may also sell the notes and shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the notes or shares of Common Stock to broker-dealers or other financial institutions that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the notes and shares of Common Stock offered by them will be the purchase price of the notes and shares of Common Stock less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the notes and shares of Common Stock to be made directly or through such agents. We will not receive any of the proceeds from this offering.

The selling securityholders also may resell all or a portion of the notes and shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the notes and shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. If a selling securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the notes and shares of Common Stock to be sold, the names of the selling securityholders, the purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the notes and shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the notes and shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We may agree to indemnify the selling securityholders against certain liabilities, including under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.

21

DESCRIPTION OF NOTES

The 2025 Notes have been issued under a base indenture and a supplemental indenture (together, the “indenture”), each between us and Wilmington Trust, National Association, as trustee (the “trustee”), dated as of May 12, 2020.

The following is a summary of certain provisions of the 2025 Notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the 2025 Notes, which have been filed with the Commission as exhibits to our registration statement, of which this prospectus forms a part, because they, and not this summary, define your rights as a holder of the 2025 Notes. We have included the indenture, which includes the form of the 2025 Notes, as an exhibit to our registration statement, of which this prospectus forms a part.

In addition, the indenture and the 2025 Notes are deemed to include certain terms that are made a part of the indenture and the 2025 Notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the indenture.

References to “we,” “us” and “our” in this section refer to Inseego Corp. only and not to any of its subsidiaries. References to any “note” in this section refer to any authorized denomination of a note, unless the context requires otherwise.

Generally

The 2025 Notes:

•	are our senior, unsecured obligations;

•	bear interest from, and including May 12, 2020, at an annual rate of 3.25%, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020;

•	bear special interest in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults”;

•	mature on May 1, 2025, unless earlier repurchased, redeemed or converted;

•	will be redeemable, in whole or in part, at our option, on or after May 6, 2023 in the circumstances described below under the caption “—Optional Redemption”;

•	will be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “—Definitions”) occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a record date to receive the related interest payment), as described, and subject to the limited exception set forth, below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

•	are convertible, at the noteholders’ option, subject to the conversion limitation described below under “—Conversion Rights—Conversion Limitation,” into shares of Common Stock (together with cash in lieu of any fractional share, if applicable), at an initial conversion rate of 79.2896 shares of Common Stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $12.61 per share), subject to the adjustments described below under the caption “—Conversion Rights”, and an interest make-whole payment, if applicable, as described under “— Interest Make-Whole Payment”;

•	are issued in principal amount denominations of a minimum of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and

•	are represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption “—Book Entry, Settlement and Clearance.”

22

The indenture does not contain any financial covenants and does not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “— Consolidation, Merger and Asset Sale,” the indenture does not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.

Without the consent of any noteholder, we may issue additional 2025 Notes under the indenture with the same terms as the notes and the Underwritten Notes (except for certain differences, such as the date as of which interest begins to accrue and the first interest payment date for such additional 2025 Notes). However, such additional notes must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for federal income tax or federal securities laws purposes, with other 2025 Notes we issue under the indenture.

We have not and do not intend to list the 2025 Notes on any securities exchange or include them in any automated inter-dealer quotation system.

Absent manifest error, a person in whose name a 2025 Note is registered on the registrar’s books will be considered to be the holder of that 2025 Note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under the indenture as noteholders.

Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase 2025 Notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. The indenture will require us to promptly deliver to the trustee for cancellation all 2025 Notes that we or our subsidiaries have purchased or otherwise acquired.

Payments on the Notes

We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and interest on, any certificated note as follows:

•	if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

•	in all other cases, by check mailed to the address of such holder set forth in the note register.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date (a) with respect to the payment of any interest due on an interest payment date, the immediately preceding record date; and (b) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on a note is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Registrar, Paying Agent and Conversion Agent

We will maintain one or more offices or agencies in the contiguous United States where 2025 Notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where 2025 Notes may be presented for payment. However, we may change the registrar, paying agent and conversion agent, and we or any of our subsidiaries may choose to act in that capacity as well, without prior notice to the noteholders.

23

Transfers and Exchanges

A noteholder may transfer or exchange its 2025 Notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. In addition, we, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.

We have appointed the trustee’s office in the United States as a place where 2025 Notes may be presented for registration of transfer or for exchange.

However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.

Interest

The 2025 Notes bear cash interest at an annual rate of 3.25%, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020, to the noteholders of record of the 2025 Notes as of the close of business on the immediately preceding April 15 and October 15, respectively. Interest accrues from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the 2025 Notes are initially issued) to, but excluding, the next interest payment date. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

In addition to the stated interest on the 2025 Notes referred to above, special interest will accrue on the 2025 Notes in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.” All references in this prospectus to interest on the 2025 Notes include any special interest payable on the 2025 Notes, unless the context requires otherwise.

Interest Make-Whole Payment

If the last reported sale price of the Common Stock for each of the five trading days immediately preceding a conversion date is greater than or equal to $10.51 (which price is subject to adjustment in a manner directly inverse to the manner in which, but otherwise at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described under the caption “Description of Notes—Conversion Rate Adjustments—Generally”), we will, in addition to the other consideration payable or deliverable in connection with any conversion of 2025 Notes, make an interest make-whole payment (an “interest make-whole payment”) to the converting holder equal to the sum of the present values of the scheduled payments of interest that would have been made on the 2025 Notes to be converted had such 2025 Notes remained outstanding from the conversion date through the earlier of (a) the date that is three years after the conversion date and (b) the maturity date if the 2025 Notes had not been so converted or otherwise repurchased.

If a conversion date occurs after the close of business on a regular record date for the payment of interest but prior to the open of business on the interest payment date corresponding to such regular record date, we will not pay accrued interest to any converting holder and will instead pay the full amount of the relevant interest payment on such interest payment date to the holder of record on such regular record date. In such case, the interest make-whole payment to such converting holders will equal the present value of all remaining interest payments, starting with the next interest payment date for which interest has not been provided for until the earlier of (a) the date that is three years after the conversion date and (b) the maturity date if the 2025 Notes had not been so converted or otherwise repurchased.

The present values will be computed using a discount rate equal to 1.0% by a U.S. nationally recognized independent investment banking firm, which may be the underwriter of this offering, retained by us for this purpose.

24

We will satisfy our obligation to pay any interest make-whole payment, at our election, in cash or shares of Common Stock (together with cash in lieu of any fractional share). We initially elect to settle any interest make-whole payment in shares of Common Stock (together with cash in lieu of any fractional share). In order to make an election to pay any interest make-whole payment in cash or in shares of Common Stock (together with cash in lieu of any fractional share), we will be permitted to make an election by delivering notice of our election to the holders, the trustee and the paying agent (if not the trustee) no earlier than 30 scheduled trading days prior to, but no later than 15 scheduled trading days before, the first scheduled trading day of each calendar quarter that begins on or after July 1, 2020, which election will be effective from the period that begins at the open of business on the first scheduled trading day of such calendar quarter and ends immediately prior to the open of business on the first scheduled trading day of the immediately succeeding calendar quarter. If we do not make such election, the payment of any interest make-whole payment shall be in shares of Common Stock (together with cash in lieu of any fractional share).

If we pay an interest make-whole payment in shares of Common Stock, then the number of shares of Common Stock (together with cash in lieu of any fractional share) a holder will receive will be that number of shares that have a value equal to the amount of the interest make-whole payment to be paid to such holder in shares, divided by the product of the simple average of the daily VWAP of Common Stock for the five VWAP trading days immediately preceding the conversion date; provided, that in no event will the effective conversion price of the 2025 Notes, after giving effect to any interest make-whole payment (whether paid in cash or shares of Common Stock (together with cash in lieu of any fractional share)), be less than $10.51, which price is subject to adjustment in a manner directly inverse to the manner in which, but otherwise at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described below under the caption “—Conversion Rate Adjustments—Generally”.

Notwithstanding the foregoing, if in connection with any conversion the conversion rate is adjusted as described under “—Conversion Rights—Increase to Conversion Rate upon Conversion upon a Make-Whole Fundamental Change,” then such holder will not receive the interest make-whole payment with respect to such note. None of the trustee, paying agent or conversion agent shall be responsible for determining or calculating the interest make-whole payment or the daily VWAP.

Ranking

The 2025 Notes are our general unsecured obligations that:

•	rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the 2025 Notes;

•	rank equal in right of payment with all of our indebtedness that are not so subordinated, including our outstanding 2022 Notes;

•	effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP).

The indenture does not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the 2025 Notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the 2025 Notes. The indenture also does not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the 2025 Notes.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the 2025 Notes unless all of that indebtedness is first paid in full. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the 2025 Notes then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a common equity holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.

25

Our subsidiaries have no obligations under the 2025 Notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the 2025 Notes.

Optional Redemption

We may not redeem the 2025 Notes at our option at any time before May 6, 2023. Subject to the terms of the indenture, we have the right, at our election, to redeem all, or any portion in an authorized denomination, of the 2025 Notes, at any time and from time to time, on a redemption date occurring on or after May 6, 2023 and on or before the “scheduled trading day” (as defined below under the caption “—Definitions”) immediately before the maturity date, for cash, but only if the “last reported sale price” (as defined below under the caption “—Definitions”) per share of Common Stock exceeds 130% of the “conversion price” (as defined below under the caption “—Definitions”) on (a) each of at least 20 “trading days” (as defined below under the caption “—Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice and (b) the trading day immediately before the date we send such notice.

The redemption date will be a business day of our choosing that is no more than 60, nor less than 30, calendar days after the date we send the related redemption notice, as described below.

The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (a) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date and (b) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.

We will send to each noteholder notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date.

Notes called for redemption must be delivered to the paying agent (in the case of certificated 2025 Notes) or the “depositary procedures” (as defined below under the caption “—Definitions”) must be complied with (in the case of global 2025 Notes) for the holder of those 2025 Notes to be entitled to receive the redemption price.

If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption.

Notwithstanding anything to the contrary above, we may not redeem any 2025 Notes if the principal amount of the 2025 Notes has been accelerated (other than as a result of a failure to make the payment of the related redemption price and any related interest described above on the redemption date) and such acceleration has not been rescinded on or before the redemption date.

Conversion Rights

Generally

The 2025 Notes (or any portion of a note in an authorized denomination) are convertible, at the noteholders’ option, subject to the conversion limitation described below under “—Conversion Rights—Conversion Limitation,” into shares of Common Stock (together with cash in lieu of any fractional share, if applicable) at an initial conversion rate of 79.2896 shares of Common Stock per $1,000 principal amount of 2025 Notes (which represents an initial conversion price of approximately $12.61 per share) and the interest make-whole payment, if applicable, as set forth above under “—Interest Make-Whole Payment”.

26

Noteholders may convert their 2025 Notes at their option until the close of business on the scheduled trading day immediately before the maturity date.

Treatment of Interest upon Conversion

We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note. As a result, except as described below and in “—Interest Make-Whole Payment” described above, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:

•	the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

•	the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.

However, such noteholder need not deliver such cash:

•	for 2025 Notes in respect of which an interest make-whole payment is payable upon conversion;

•	if we have specified a redemption date that is after such regular record date and on or before the business day immediately after such interest payment date;

•	if such conversion date occurs after the regular record date immediately before the maturity date;

•	if we have specified a “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such regular record date and on or before the business day immediately after such interest payment date; or

•	to the extent of any overdue interest or interest that has accrued on any overdue interest.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date will receive the full interest payment that would have been due on the maturity date regardless of whether their 2025 Notes have been converted after such regular record date.

When the Notes May Be Converted

A noteholder may convert all or any part of its 2025 Notes at any time until the close of business on the scheduled trading day immediately before the maturity date, subject to the conversion limitation described below under “—Conversion Rights—Conversion Limitation”.

27

Conversion Procedures

To convert a beneficial interest in a global note, the owner of the beneficial interest must:

•	comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);

•	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest upon Conversion”; and

•	if applicable, pay any documentary or other taxes as described below.

To convert all or a portion of a physical note, the holder of such note must:

•	complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

•	deliver such note to the conversion agent (at which time such conversion will become irrevocable);

•	furnish any endorsements and transfer documents that we or the conversion agent may require;

•	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest upon Conversion”; and

•	if applicable, pay any documentary or other taxes as described below.

Notes may be surrendered for conversion only after the “open of business” (as defined below under the caption “—Definitions”) and before the close of business on a day that is a business day.

We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder’s name.

We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date.”

If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be converted, except to the extent such notice is withdrawn in accordance with the procedures described below.

Settlement upon Conversion

Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of 2025 Notes being converted a number of shares of Common Stock equal to the conversion rate, together with a cash payment in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the last reported sale price of Common Stock on the relevant conversion date and, with respect to an interest make-whole payment satisfied with shares of Common Stock, based on the simple average of the daily VWAP of Common Stock for the five VWAP trading days immediately preceding the conversion date. We will deliver the consideration due in respect of conversion, including the interest make-whole payment, if applicable, on the second business day immediately following the relevant conversion date. Notwithstanding anything to the contrary, in no event will the effective conversion price of the 2025 Notes, after giving effect to any interest make-whole payment (whether paid in cash or shares of Common Stock (together with cash in lieu of any fractional share)), be less than $10.51, which price is subject to adjustment in a manner directly inverse to the manner in which, but otherwise and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described below under the caption “—Conversion Rate Adjustments—Generally”.

28

If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of 2025 Notes converted on such conversion date by that noteholder.

When Converting Noteholders Become Stockholders of Record

The person in whose name any share of Common Stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on the conversion date.

Conversion Limitation

Consistent with our intent to preserve the availability of our NOLs under the Code, holders of 2025 Notes are subject to the conversion limitation described below. For purposes of the Rights Agreement, prior to the conversion and receipt of Common Stock, the 2025 Notes will not be taken into account in determining beneficial ownership and whether a person is an “Acquiring Person” for purposes of the Rights Agreement.

Section 382 Conversion Blocker

The indenture provides that, for so long as the Rights Agreement is in effect, no beneficial owner of 2025 Notes will be entitled to receive shares of Common Stock upon conversion of the 2025 Notes and any delivery of shares of Common Stock upon conversion of such 2025 Notes will be void and of no effect, (a) if the beneficial owner of such 2025 Notes is an Acquiring Person (as defined in the Rights Agreement) or (b) to the extent (but only to the extent) that such receipt or delivery would cause such beneficial owner to become an Acquiring Person (as defined in the Rights Agreement), unless, in either case, such beneficial owner has received prior approval of our board of directors (the “Section 382 conversion blocker”). An “Acquiring Person” under the Rights Agreement generally means any person, entity or group that is or has become, together with its affiliates, associates and other persons, entities or groups with whom it is acting in concert, the beneficial owner (as defined in the Rights Agreement) of 4.9% or more of the shares of Common Stock then outstanding, unless excluded from the definition of Acquiring Person under the Rights Agreement. If any delivery of shares of Common Stock owed to a beneficial owner upon conversion of 2025 Notes is not made, in whole or in part, as a result of the Section 382 conversion blocker, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after (i) such beneficial owner is not an Acquiring Person (as defined in the Rights Agreement (for the avoidance of doubt regardless of whether such Rights Agreement is then in effect)) and (ii) such delivery would not result in such beneficial owner being an Acquiring Person (as defined in the Rights Agreement (for the avoidance of doubt regardless of whether such Rights Agreement is then in effect)) and such beneficial owner gives notice thereof to us. See “Description of Capital Stock— Anti-Takeover Effects of Our Rights Agreement” of the accompanying prospectus for further information. See “Risk Factors—Risks Related to the Notes and this Offering—Beneficial owners of notes cannot receive shares of our Common Stock upon conversion of their notes in excess of the amount described below while the Section 382 conversion blocker is in effect with respect to such notes.”

In providing such notice, and in exercising its right of conversion, such beneficial owner will be deemed to have represented to us that the restrictions described above in clauses (i) and (ii) of the preceding paragraph do not and will not apply to such beneficial owner as a result of such conversion. For the avoidance of doubt, the Section 382 conversion blocker described in the preceding paragraph shall apply to any exercise of a conversion right by a holder of 2025 Notes, but in the case of global 2025 Notes, only to the extent that such restrictions apply to the owners of beneficial interests in such global 2025 Notes other than participants of DTC who hold beneficial interests in the 2025 Notes on behalf of other persons.

Exceptions

The board of directors will have the discretion to approve transfers that would otherwise be restricted by the Section 382 conversion blocker.

Representation

Each purchaser of the 2025 Notes, by accepting such 2025 Notes, agrees to the Section 382 conversion blocker. This representation and warranty is part of the consideration for issuance of the notes in this offering.

29

Conversion Rate Adjustments

Generally

The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a holder of 2025 Notes, in such transaction or event without having to convert such noteholder’s 2025 Notes and as if such noteholder held a number of shares of Common Stock equal to the product of (a) the conversion rate in effect on the related record date and (b) the aggregate principal amount (expressed in thousands) of 2025 Notes held by such noteholder on such date.

(1)	Stock Dividends, Splits and Combinations. If we issue solely shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or if we effect a stock split or a stock combination of Common Stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where:

CR0	=	the conversion rate in effect immediately before the close of business on the record date for such dividend or distribution, or immediately before the open of business on the effective date of such stock split or stock combination, as applicable;
CR1	=	the conversion rate in effect immediately after the close of business on such record date or the open of business on such effective date, as applicable;
OS0	=	the number of shares of Common Stock outstanding immediately before the close of business on such record date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

Each adjustment to the conversion rate made pursuant to the preceding sentence will become effective at the time set forth in the definition of CR1 above. If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our “board of directors” (as defined below under the caption “—Definitions”) determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)	Rights, Options and Warrants. If we distribute, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, to which the provisions below under clause (3)(a) and under the caption “—Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 45 calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the last reported sale prices per share of Common Stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS + X
OS + Y

30

where:

CR0	=	the conversion rate in effect immediately before the close of business on the record date for such distribution;
CR1	=	the conversion rate in effect immediately after the close of business on such record date;
OS	=	the number of shares of Common Stock outstanding immediately before the close of business on such record date;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of Common Stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

Each adjustment to the conversion rate made pursuant to the preceding sentence will become effective at the time set forth in the definition of CR1 above. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the record date for the distribution of such rights, options or warrants not occurred.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the last reported sale prices per share of Common Stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith.

(3)	Spin-Offs and Other Distributed Property.

(a)	Distributions Other than Spin-Offs. If we distribute shares of our “capital stock” (as defined below under the caption “—Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of Common Stock, excluding:

•	dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “—The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

•	dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

•	rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “—Stockholder Rights Plans”;

•	spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below; and

•	a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply,

31

then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP
SP − FMV

where:

CR0	=	the conversion rate in effect immediately before the close of business on the record date for such distribution;
CR1	=	the conversion rate in effect immediately after the close of business on such record date;
SP	=	the average of the last reported sale prices per share of Common Stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such record date; and
FMV	=	the fair market value (as determined by us in good faith), as of such record date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution.

Each adjustment to the conversion rate made pursuant to the preceding sentence will become effective at the time set forth in the definition of CR1 above. If FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of 2025 Notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of Common Stock equal to the conversion rate in effect on such record date.

To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b)	Spin-Offs. If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to a “subsidiary” (as defined below under the caption “—Definitions”) or other business unit of ours to all or substantially all holders of Common Stock (other than solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV + SP
SP

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such spin-off;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
FMV	=	the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, such ex-dividend date (such average to be determined as if references to Common Stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of Common Stock in such spin-off; and
SP	=	the average of the last reported sale prices per share of Common Stock for each trading day in the spin-off valuation period.

32

The adjustment to the conversion rate pursuant to this paragraph (3)(b) will be calculated as of the close of business on the last trading day of the spin-off valuation period but will be given effect immediately after the open of business on the ex-dividend date for the spin-off, with retroactive effect. If a note is converted and the conversion date occurs during the spin-off valuation period, then, notwithstanding anything to the contrary, we will, if necessary, delay the settlement of such conversion until the second business day after the last day of the spin-off valuation period.

To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)	Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP
SP – D

where:

CR0	=	the conversion rate in effect immediately before the close of business on the record date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the close of business on such record date for such dividend or distribution;
SP	=	the last reported sale price per share of Common Stock on the trading day immediately before such record date for such dividend or distribution; and
D	=	the cash amount distributed per share of Common Stock in such dividend or distribution.

Each adjustment to the conversion rate made pursuant to the preceding sentence will become effective at the time set forth in the definition of CR1 above. If D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of 2025 Notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of Common Stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)	Tender Offers or Exchange Offers. If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd-lot tender offer that satisfies the requirements of Rule 13e-4(h)(5), or any successor rule), and the value (determined as of the expiration time by us in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the average (such average, the “reference price”) of the last reported sale prices per share of Common Stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP x OS1)
OS0 x SP

33

where:

CR0	=	the conversion rate in effect immediately before the time (the “expiration time”) such tender or exchange offer expires;
CR1	=	the conversion rate in effect immediately after the expiration time;
AC	=	the aggregate value (determined as of the expiration time by us in good faith) of all cash and other consideration paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer;
OS0	=	the number of shares of Common Stock outstanding immediately before the expiration time (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS1	=	the number of shares of Common Stock outstanding immediately after the expiration time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP	=	the reference price per share of Common Stock.

provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. The adjustment to the conversion rate pursuant to this paragraph (5) will be calculated as of the close of business on the last trading day of the tender/exchange offer valuation period but will be given effect immediately after the expiration time, with retroactive effect. If a note is converted and the conversion date occurs on the expiration date or during the tender/exchange offer valuation period, then, notwithstanding anything to the contrary, we will, if necessary, delay the settlement of such conversion until the second business day after the last day of the tender/exchange offer valuation period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

We will not be required to adjust the conversion rate except as described above or below under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:

•	except as described above, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the conversion price;

•	the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

•	the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any “evergreen” provision thereof) of, or assumed by, us or any of our subsidiaries;

•	the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible, exercisable or exchangeable security of ours outstanding as of the date we first issued the 2025 Notes;

•	a third-party tender offer, other than a tender offer that is subject to clause (5) above;

•	the repurchase of any of shares of Common Stock pursuant to an open market share purchase program or other buyback transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buyback transaction, in each case that is not subject to clause (5) above;

•	a change in the par value (or lack of par value) of the Common Stock; or

•	accrued and unpaid interest on the 2025 Notes.

34

The Deferral Exception

If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding anything to the contrary described above, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (a) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (b) the conversion date of any note; (c) the date a fundamental change or make-whole fundamental change occurs; and (d) the date we call any 2025 Notes for redemption. We refer to our ability to defer adjustments as described above as the “deferral exception.”

Notice of Conversion Rate Adjustments

Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally,” we will promptly send notice to the noteholders, the trustee and the conversion agent containing (a) a brief description of the transaction or other event on account of which such adjustment was made; (b) the conversion rate in effect immediately after such adjustment; and (c) the effective time of such adjustment.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (a) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (b) such increase is in effect for a period of at least 20 business days; and (c) such increase is irrevocable during such period.

Tax Considerations

For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations.”

Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event

Notwithstanding anything to the contrary, if:

•	the record date or effective date for any event that requires an adjustment to the conversion rate pursuant to the provisions described in clauses (1) through (4), inclusive, above under the caption “—Conversion Rate Adjustments—Generally” has occurred on or before the conversion date for such conversion, but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date;

•	the consideration due upon such conversion includes any whole shares of Common Stock; and

•	such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date, and, for the avoidance of doubt, such shares will not be entitled to participate in such event. In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.

35

Stockholder Rights Plans

If any shares of Common Stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “— Conversion Rate Adjustments—Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of Common Stock, subject to readjustment as described above if such rights expire, terminate or are redeemed. We currently do not have a stockholder rights plan in effect.

Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change

Generally

If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption “—Definitions”), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the “make-whole fundamental change effective date” (as defined below under the caption “—Definitions”) and the “stock price” (as defined below under the caption “—Definitions”) of such make-whole fundamental change:

	Stock Price
Make-Whole
Fundamental Change	$10.51	$11.50	$12.61	$14.00	$16.40	$19.00	$22.00	$25.00	$30.00	$40.00	$50.00
Effective Date
May 12, 2020	15.8578	12.6313	10.0159	7.7350	5.3000	3.7553	2.6309	1.8636	1.0127	0.1710	0.0000
May 1, 2021	15.8578	11.8435	9.0896	6.7893	4.4896	3.1358	2.1918	1.5564	0.8467	0.1338	0.0000
May 1, 2022	15.8578	10.9078	7.9635	5.6429	3.5366	2.4279	1.6991	1.2120	0.6607	0.0950	0.0000
May 1, 2023	15.8578	9.8365	6.5845	4.2421	2.4354	1.6453	1.1618	0.8360	0.4570	0.0600	0.0000
May 1, 2024	15.8578	8.5678	4.7034	2.4143	1.1951	0.8111	0.5836	0.4248	0.2350	0.0245	0.0000
May 1, 2025	15.8578	7.6670	0.0127	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:

•	if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two make-whole fundamental change effective dates in the table above, then the number of additional shares will be determined by a straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above and/or the earlier and later make-whole fundamental change effective dates in the table above, based on a 365- or 366-day year, as applicable; and

•	if the stock price is greater than $50.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “—Adjustment of Stock Prices and Number of Additional Shares”), or less than $10.51 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 95.1474 shares of Common Stock per $1,000 principal amount of 2025 Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments— Generally.”

36

Adjustment of Stock Prices and Number of Additional Shares

The stock prices in the first row (i.e., the column headers) of the table above will be adjusted at the same time and for the same events for which, the conversion rate is adjusted as a result of the operation of the provisions described above under the caption “—Conversion Rate Adjustments—Generally.” The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”

Notice of Make-Whole Fundamental Change

We will notify noteholders, the trustee and the conversion agent of each make-whole fundamental change no later than the third business day after the effective date of such make-whole fundamental change.

Enforceability

Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

Effect of Common Stock Change Event

Generally

If there occurs any:

•	recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

•	consolidation, merger, combination or binding share exchange involving us; or

•	sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of Common Stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,

•	from and after the effective time of such common stock change event, (a) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in the provisions described under this “—Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; (b) for purposes of the redemption provisions described above under the caption “—Optional Redemption,” each reference to any number of shares of Common Stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; (c) for purposes of the definition of “fundamental change” and “make-whole fundamental change,” (i) the terms “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such reference property; and (ii) references to us will be deemed to be references to the entity that is the issuer of such common equity; and (d) we will settle interest make-whole payments, if applicable, solely in cash (regardless of whether we had elected to settle interest make-whole payments in cash);

37

•	if such reference property unit consists entirely of cash, then we will pay the cash due in respect of all conversions whose conversion date occurs on or after the effective date of such common stock change event together with an interest make-whole payment, if applicable, as described under “— Interest Make-Whole Payment,” which we will settle solely in cash (regardless of whether we had elected to settle interest make-whole payments in cash) no later than the second business day after such conversion date; and

•	for these purposes, (a) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (b) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. We will notify the noteholders, the trustee and the conversion agent of such weighted average as soon as practicable after such determination is made.

We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this “—Effect of Common Stock Change Event” caption.

Execution of Supplemental Indenture

At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture that gives effect to the provisions described above and that contains such other provisions as we reasonably determine are appropriate to preserve the economic interests of the noteholders. If such reference property includes, in whole or in part, any stock or other securities, then such supplemental indenture will, to the extent applicable, provide for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above. In addition, if the reference property includes, in whole or part, shares of stock or other securities or assets (other than cash or cash equivalents) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions we reasonably determine are appropriate to preserve the economic interests of noteholders.

Notice of Common Stock Change Event

No later than the third business day after the effective date of each common stock change event, we will notify the noteholders, the trustee and the conversion agent of such common stock change event, including a brief description of the event, its effective date and a brief description of the anticipated change in the conversion right of the 2025 Notes.

Equitable Adjustments to Prices

Whenever the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, over a span of multiple days (including to calculate the stock price or an adjustment to the conversion rate), we will make proportionate adjustments to those calculations account for any adjustment to the conversion rate pursuant to paragraph (1) above under the caption “—Conversion Rights—Conversion Rate Adjustments— Generally” that becomes effective, or any event requiring such an adjustment to the conversion rate where the record date or effective date, as applicable, of such event occurs, at any time during the period over which such average is to be calculated.

38

Fundamental Change Permits Noteholders to Require Us to Repurchase Notes

Generally

If a fundamental change occurs, then each noteholder will have the right (the “fundamental change repurchase right”) to require us to repurchase its 2025 Notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.

The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (a) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (b) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.

Notwithstanding anything to the contrary above, we may not repurchase any 2025 Notes if the principal amount of the 2025 Notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (except in the case of an acceleration resulting solely from a default by us in the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).

Notice of Fundamental Change

On or before the 20th calendar day after the occurrence of a fundamental change, we will send to each noteholder and the trustee notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their 2025 Notes for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical 2025 Notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.

A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical 2025 Notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.

Notes to be repurchased must be delivered to the paying agent (in the case of certificated 2025 Notes) or the depositary procedures must be complied with (in the case of global 2025 Notes) for the holder of those 2025 Notes to be entitled to receive the fundamental change repurchase price.

Repurchase by Third Party

Notwithstanding anything to the contrary described above, we will be deemed to satisfy our obligations to repurchase 2025 Notes pursuant to the provisions described above if (a) one or more third parties conduct the repurchase offer and repurchase tendered 2025 Notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (b) an owner of a beneficial interest in the 2025 Notes would not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had we repurchased the 2025 Notes.

39

No Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any 2025 Notes, as described above, in connection with a fundamental change occurring pursuant to clause (ii)(2) (or pursuant to clause (i) that also constitutes a fundamental change occurring pursuant to clause (ii)(2)) of the definition thereof, if:

•	such fundamental change constitutes a common stock change event for which the reference property consists entirely of cash in U.S. dollars;

•	immediately after such fundamental change, the 2025 Notes become convertible (pursuant to the provisions described above under the captions “— Conversion Rights—Effect of Common Stock Change Event” and, if applicable, “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change”) into such cash in an amount per $1,000 principal amount of 2025 Notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of 2025 Notes (calculated assuming that the same includes accrued interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change); and

•	we timely send the notice relating to the make-whole fundamental change (associated with such fundamental change) required pursuant to the provisions described above under the caption “—Conversion Rights—Notice of Make-Whole Fundamental Change.”

We refer to any fundamental change with respect to which, in accordance with the provision described above, we do not offer to repurchase any 2025 Notes as an “exempted fundamental change.”

Compliance with Securities Laws

We will comply in all material respects with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with the tender offer rules under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that the provisions of any securities laws or regulations adopted after the date on which the 2025 Notes were first issued conflict with the provisions of the indenture relating to our obligations to purchase the 2025 Notes upon a fundamental change, we will comply with such applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.

Consolidation, Merger and Asset Sale

We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (other than any such sale, lease or transfer to one or more of our “wholly owned subsidiaries” (as defined below under the caption “—Definitions”) not effected by means of a consolidation or merger) (a “business combination event”), unless:

•	the resulting, surviving or transferee person is us or, if not us, is a corporation (the “successor corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the 2025 Notes; and

•	immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.

At the effective time of a business combination event that complies with the provisions described above, the successor corporation (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the 2025 Notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the 2025 Notes.

40

The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.

Events of Default

Generally

An “event of default” means the occurrence of any of the following:

(1)	a default in the payment when due (whether at maturity, upon redemption, repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;

(2)	a default for 30 days in the payment when due of interest on any note;

(3)	our failure to deliver, when required by the indenture, a fundamental change notice or a notice pursuant to the provisions described above under the caption “Notice of Make-Whole Fundamental Change”;

(4)	a default in our obligation to convert a note, including the payment or delivery of any applicable interest make-whole payment, in accordance with the indenture upon the exercise of the conversion right with respect thereto and such failure continues for three business days;

(5)	a default in our obligations described above under the caption “—Consolidation, Merger and Asset Sale”;

(6)	a default in any of our obligations or agreements under the indenture or the 2025 Notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of 2025 Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;

(7)	a default by us or any of our “significant subsidiaries” (as defined below under the caption “—Definitions”) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $20,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness existed as of the date we first issued the 2025 Notes or was thereafter created, where such default:

•	constitutes a failure to pay the principal of, premium or interest on, any of such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or

•	results in such indebtedness becoming or being declared due and payable before its stated maturity (an “acceleration”),

and, in either case, such acceleration has not been rescinded or annulled or such failure to pay or default is not cured or waived, or such indebtedness is not paid or discharged in full, within 60 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of 2025 Notes then outstanding;

(8)	one or more final judgments being rendered against us or any of our significant subsidiaries for the payment of at least $20,000,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after (a) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (b) the date on which all rights to appeal have been extinguished; and

(9)	certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.

41

Acceleration

If an event of default described in paragraph (9) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest on, all of the 2025 Notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (9) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults,” the trustee, by notice to us, or noteholders of at least 25% of the aggregate principal amount of 2025 Notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the 2025 Notes then outstanding to become due and payable immediately.

Noteholders of a majority in aggregate principal amount of the 2025 Notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the 2025 Notes and its consequences if (a) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (b) all existing events of default (except the non-payment of principal of, or interest on, the 2025 Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.

If any portion of the amount payable on the 2025 Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.

Waiver of Past Defaults

An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a default that could lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the 2025 Notes then outstanding.

Notice of Defaults

If a default or event of default occurs, then, within 30 days after an officer (as defined in the indenture) of ours obtains knowledge of the occurrence thereof, we will notify the trustee, setting forth what action we are taking or propose to take with respect thereto, except that we are not required to deliver such notice if such default or event of default has been cured. We must also provide the trustee, within 120 days after the end of each fiscal year, a certificate as to whether the signer thereof knows of any default or event of default under the indenture (a) that occurred during the previous year and (b) of which we did not previously make the trustee aware pursuant to the applicable notice requirements described in the immediately preceding sentence. If a default or event of default occurs and is continuing and is actually known to a responsible officer of the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not known to the trustee at such time, promptly (and in any event within 30 days) after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default or event of default in the payment of the principal of, or interest on, any note, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders.

Limitation on Suits; Absolute Rights of Noteholders

Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the 2025 Notes, unless:

•	such noteholder has previously delivered to the trustee notice that an event of default is continuing;

•	noteholders of at least 25% in aggregate principal amount of the 2025 Notes then outstanding deliver a written request to the trustee to pursue such remedy;

•	such noteholder(s) offer and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such request;

42

•	the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

•	during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the 2025 Notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, the right of each holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.

Noteholders of a majority in aggregate principal amount of the 2025 Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the 2025 Notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability (it being understood that the trustee does not have an affirmative obligation to determine whether any direction is prejudicial to any noteholder).

Special Interest as Sole Remedy for Certain Reporting Defaults

Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “—Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 360 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the 2025 Notes. If we have made such an election, then (a) the 2025 Notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 361st calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (b) special interest will cease to accrue on any 2025 Notes from, and including, the earlier of (x) the date such event of default is cured or waived and (y) such 361st calendar day.

Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof from the 181st day to, and including, the 360th day on which special interest accrues. However, in no event will special interest accrue on any day on a note at a rate per annum that exceeds 0.50%, regardless of the number of events or circumstances giving rise to the accrual of special interest. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.

To make the election to pay special interest as described above, we must provide notice of such election to noteholders and the trustee before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the 2025 Notes will be subject to acceleration on account of such reporting event of default.

Modification and Amendment

We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the 2025 Notes then outstanding, amend or supplement the indenture or the 2025 Notes or waive compliance with any provision of the indenture or the 2025 Notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the 2025 Notes, or waiver of any provision of the indenture or the 2025 Notes, may:

•	reduce the principal, or extend the stated maturity, of any 2025 Note;

•	reduce the redemption price or fundamental change repurchase price for any 2025 Note or change the times at which, or the circumstances under which, the 2025 Notes may or will be redeemed or repurchased by us;

43

•	reduce the rate, or extend the time for the payment, of interest on any 2025 Note;

•	make any change that adversely affects the conversion rights of any 2025 Note including with respect to an interest make-whole payment;

•	impair the absolute rights of any holder of a 2025 Note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of (including any interest make-whole payment, if applicable), such 2025 Note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such due dates;

•	change the ranking of the 2025 Notes;

•	make any 2025 Note payable in money, or at a place of payment, other than that stated in the indenture or the 2025 Note;

•	reduce the amount of 2025 Notes whose holders must consent to any amendment, supplement, waiver or other modification; or

•	make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the 2025 Notes that requires the consent of each affected noteholder.

For the avoidance of doubt, pursuant to the first four bullet points above, no amendment or supplement to the indenture or the 2025 Notes, or waiver of any provision of the indenture or the 2025 Notes, may change the amount or type of consideration due on any 2025 Note (whether on an interest payment date, redemption date, fundamental change repurchase date or the maturity date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected noteholder.

Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the 2025 Notes without the consent of any noteholder to:

•	cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the 2025 Notes;

•	add guarantees with respect to our obligations under the indenture or the 2025 Notes;

•	secure the 2025 Notes;

•	add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

•	provide for the assumption of our obligations under the indenture and the 2025 Notes pursuant to, and in compliance with, the provisions described above under the caption “—Consolidation, Merger and Asset Sale”;

•	enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “—Conversion Rights— Effect of Common Stock Change Event” in connection with a common stock change event;

•	irrevocably elect to settle interest make-whole payments with cash or shares of Common Stock (together with cash in lieu of any fractional share); provided, however, that no such election will affect any interest make-whole payment settlement method theretofore elected (or deemed to be elected) with respect to any 2025 Note pursuant to the provisions described above under the caption “—Interest Make-Whole Payment”;

•	evidence or provide for the acceptance of the appointment of a successor trustee, security registrar, paying agent, bid solicitation agent or conversion agent or facilitate the administration of the trusts under the indenture by more than one trustee;

44

•	conform the provisions of the indenture and the 2025 Notes to the “Description of Notes” section of the preliminary prospectus supplement for the Underwritten Offering, as supplemented by the related pricing term sheet;

•	provide for or confirm the issuance of additional 2025 Notes pursuant to the indenture;

•	increase the conversion rate as provided in the indenture;

•	comply with any requirement of the Commission in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

•	provide for any transfer restrictions that apply to any 2025 Notes issued under the indenture (other than the 2025 Notes to be issued in this offering) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

•	comply with the rules of the securities depositary for the 2025 Notes in a manner that does not adversely affect the rights of any holder; or

•	make any other change to the indenture or the 2025 Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect.

Exchange Act Reports

We will send to the trustee copies of all reports that we are required to file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date that we are required to so file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the Commission. Any report that we file with or furnish to the Commission through the EDGAR system (or any successor thereto) will be deemed to be sent to noteholders at the time such report is so filed or furnished via the EDGAR system (or such successor). Delivery of reports to the trustee under the indenture is for informational purposes only and the trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein, including our compliance with any of our covenants under the indenture (as to which the trustee is entitled to rely exclusively on an officer’s certificate).

We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.

Discharge

Subject to the terms of the indenture, our obligations under the indenture with respect to the 2025 Notes (except for certain surviving rights of the trustee and our obligations with respect thereto) will be discharged if we deliver all outstanding 2025 Notes to the trustee for cancellation, or if all outstanding 2025 Notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all such amounts that have become due and payable.

Calculations

Except as otherwise provided in the indenture, we are responsible for making all calculations called for under the indenture or the 2025 Notes, including determinations of the last reported sale price, the daily conversion value, the daily cash amount, the daily share amount, accrued interest on the 2025 Notes, any additional interest due on the 2025 Notes, any interest make-whole payment and the conversion rate. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee and the conversion agent, and we will promptly forward a copy of each such schedule to any noteholder upon written request. Neither the trustee nor the conversion agent will have any responsibility for making any calculations under the indenture.

45

Trustee

The trustee under the indenture is Wilmington Trust, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus or the related documents. Neither the trustee nor the conversion agent has any duty to determine whether the conditions to convertibility of the 2025 Notes have been met or whether and to what extent any of the conditions requiring a change to the conversion consideration have been met.

Notices

We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the 2025 Notes. However, in the case of global 2025 Notes, we are permitted to send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the 2025 Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the 2025 Notes.

Governing Law; Waiver of Jury Trial

The indenture and the 2025 Notes, and any claim, controversy or dispute arising under or related to the indenture or the 2025 Notes, will be governed by and construed in accordance with the laws of the state of New York. The indenture provides that we, the trustee and the noteholders (by accepting the 2025 Notes) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the 2025 Notes or the transactions contemplated by the indenture or the 2025 Notes.

Submission to Jurisdiction

Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture must be instituted in the federal courts of the United States of America located in the Borough of Manhattan, City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Definitions

“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.

“Close of business” means 5:00 p.m., New York City time.

46

“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.

“Conversion rate” initially means 79.2896 shares of Common Stock per $1,000 principal amount of 2025 Notes, which amount is subject to adjustment as described above under the caption “—Conversion Rights.” Whenever in this prospectus we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.

“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “INSG <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may include the underwriter). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Depositary procedures” means, with respect to any transfer, exchange or transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such transfer, exchange or transaction.

“DTC” means The Depository Trust Company.

“Ex-dividend date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fundamental change” means any of the following events:

(i)	a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us, any of our wholly owned subsidiaries or any employee benefit plans of ours or any of our wholly owned subsidiaries, has become and has filed any report with the Commission that discloses that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of Common Stock representing more than 50% of the voting power of all of our then-outstanding Common Stock; provided, however, that, for these purposes, no “person” or “group” will be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(ii)	the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than changes resulting solely from a subdivision or combination, or a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

(iii)	our stockholders approve any plan or proposal for our liquidation or dissolution; or

(iv)	the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

47

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock (exclusive of depositary receipts representing shares of common stock) listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration. For purposes of this definition of “fundamental change” above, any transaction that constitutes a fundamental change pursuant to both clauses (i) and (ii) above (without regard to the proviso in clause (ii) above) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso).

For the purposes of this definition, whether a person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act, subject to the proviso to clause (i) above

“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the 2025 Notes.

“Last reported sale price” of the Common Stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of the Common Stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of the Common Stock on such trading day from each of at least three nationally recognized independent investment banking firms we select, which may include the underwriter. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.

“Make-whole fundamental change” means a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition).

“Make-whole fundamental change conversion period” means the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change (other than an exempted fundamental change), to, and including, the business day immediately before the related fundamental change repurchase date).

“Make-whole fundamental change effective date” means the date on which such make-whole fundamental change occurs or becomes effective.

“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity date” means May 1, 2025.

“Open of business” means 9:00 a.m., New York City time.

“Person” means any individual, corporation, partnership, limited liability company (or series thereof), joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

48

“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “scheduled trading day” means a business day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant subsidiary” of any person means any subsidiary of that person that constitutes, or any group of subsidiaries of that person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person.

“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of “fundamental change,” then the stock price is the amount of cash paid per share of Common Stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of Common Stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.

“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading day” means any day on which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “—Definitions” section). If the Common Stock is not so listed or traded, then “trading day” means a business day.

“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP trading day” means a business day.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

49

Book Entry, Settlement and Clearance

Global Notes

The 2025 Notes were initially issued in the form of one or more 2025 Notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global 2025 Notes”), and were deposited with the trustee as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:

•	upon our deposit of the global 2025 notes with DTC’s custodian, DTC credited portions of the principal amount of the global notes to the accounts of the DTC participants designated by the underwriter; and

•	ownership of beneficial interests in the global 2025 notes are shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global notes).

Book-Entry Procedures for Global Notes

All interests in a global note are subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the 2025 Notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee or any of the underwriter (or our or their agents) will be responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriter), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of 2025 Notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the 2025 Notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have 2025 Notes represented by the global note registered in their names;

50

•	will not receive or be entitled to receive physical, certificated 2025 Notes; and

•	will not be considered the owners or holders of the 2025 Notes under the indenture for any purpose.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.

Payments on any global 2025 Notes will be made to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee (nor our or its agents) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

A global note will be exchanged, pursuant to customary procedures, for one or more physical 2025 Notes only if:

•	DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

•	an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical 2025 Notes; or

•	we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical 2025 Notes at the request of the owner of such beneficial interest.

51

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the material terms of our capital stock as well as certain provisions of our amended and restated certificate of incorporation (as amended, our “Certificate of Incorporation”) and our amended and restated bylaws (as amended, our “Bylaws”). For more detailed information, you should refer to the full text of our Certificate of Incorporation and our Bylaws, which have been filed with the Commission as exhibits to our registration statement, of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 152,000,000 shares. Those shares consist of 150,000,000 shares designated as Common Stock and 2,000,000 shares designated as preferred stock, $0.001 par value per share (the “Preferred Stock”). The Preferred Stock is issuable in one or more series designated by the Board, of which 150,000 shares have been designated as Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and of which 39,500 shares have been designated as Series E Fixed-Rate Cumulative Perpetual Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”). As of June 30, 2020, there were 97,018,396 shares of Common Stock, 0 shares of Series D Preferred Stock and 35,000 shares of Series E Preferred Stock issued and outstanding.

Common Stock

Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock are entitled to receive such dividends, if any, as may from time to time be declared by our Board out of funds legally available for that purpose. Pursuant to our Certificate of Incorporation, holders of Common Stock are entitled to one vote per share, and are entitled to vote upon such matters and in such manner as may be provided by law. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, holders of Common Stock, upon the liquidation, dissolution or winding up of the Company, are entitled to share equally and ratably in the assets of the Company. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to the rights, preferences and privileges of any series of Preferred Stock that we have issued or we may issue in the future.

Each share of Common Stock includes Series D Preferred Stock purchase rights (the “Rights”) pursuant to the Rights Agreement. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock. The Rights have no value except as reflected in the market price of the shares of the Common Stock to which they are attached, and can be transferred only with the shares of Common Stock to which they are attached.

Preferred Stock

Our Certificate of Incorporation provides that we may issue shares of Preferred Stock from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series of Preferred Stock. The Board may, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock, which may have the effect of decreasing the market price of the Common Stock. The ability of the Board to issue Preferred Stock without stockholder approval could have anti-takeover effects, including by delaying, deferring or preventing a change of control or the removal of our existing management.

Series D Preferred Stock

The Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), is reserved for issuance in connection with the Rights outstanding under our Rights Agreement. The Series D Preferred Stock will not be redeemable at the option of the holders thereof. Each share of Series D Preferred Stock will be entitled to receive quarterly dividends when, as and if declared by the Board, out of funds legally available for such purpose, equal to 1,000 times the aggregate of all dividends declared per share of Common Stock since the immediately preceding quarterly dividend payment date. In the event of our liquidation, the holders of Series D Preferred Stock will be entitled to an aggregate payment equal to 1,000 times the payment made per share of Common Stock, plus any accrued and unpaid dividends. Each share of Series D Preferred Stock shall be entitled to 1,000 votes, voting together with the shares of Common Stock, on any matter submitted to a vote of our stockholders. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series D Preferred Stock will be exchanged for 1,000 times the amount of consideration into which each share of Common Stock is exchanged. Because of the nature of the Series D Preferred Stock dividend, liquidation and voting rights, the value of the one one-thousandth share of Series D Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock. The Series D Preferred Stock would rank junior to any other series of Preferred Stock. There are currently no shares of Series D Preferred Stock issued and outstanding.

52

Series E Preferred Stock

Each share of Series E Preferred Stock entitles the holder thereof to receive, when, as and if declared by the Board out of assets legally available therefor, cumulative cash dividends at an annual rate of 9.00% payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2019. If dividends are not declared and paid in any quarter, or if such dividends are declared but holders of the Series E Preferred Stock elect not to receive them in cash, the quarterly dividend will be deemed to accrue and will be added to the Series E Base Amount. The Series E Preferred Stock has no voting rights unless otherwise required by law. The Series E Preferred Stock is perpetual and has no maturity date. However, Inseego may, at its option, redeem shares of the Series E Preferred Stock, in whole or in part, on or after July 1, 2022, at a price equal to 110% of the Series E Base Amount plus (without duplication) any accrued and unpaid dividends. The “Series E Base Amount” means $1,000 per share, plus any accrued but unpaid dividends, whether or not declared by our Board, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. In the event of a liquidation, dissolution or winding up of Inseego, the holders of the Series E Preferred Stock will be entitled to receive, after satisfaction of liabilities to creditors and subject to the rights of holders of any senior securities, but before any distribution of assets is made to holders of Common Stock or any other junior securities, the Series E Base Amount plus (without duplication) any accrued and unpaid dividends.

The description of certain provisions of the Preferred Stock set forth in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation and the certificate of designations relating to each series of Preferred Stock. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) will describe the specific terms of any series of Preferred Stock being offered which may include:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates, whether the dividend rate is fixed or variable, the date dividends accrue, the dates on which any those dividends will be payable (or the method by which those rates or dates will be determined), and whether dividends will be cumulative;

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies (including composite currencies) in which the Preferred Stock is denominated and in which payments will or may be payable;

•	the method by which amounts in respect of that series of Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to that calculation;

•	whether such series of Preferred Stock is convertible and, if so, the securities or rights into which it is convertible, and the terms and conditions upon which those conversions will be effected;

•	the place or places where dividends and other payments on that series of Preferred Stock will be payable;

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions; and

•	a discussion of material U.S. federal income tax consequences, if any.

53

All shares of Preferred Stock offered by this prospectus, or issuable upon conversion or exercise of securities, will, when issued, be validly issued and fully paid and non-assessable.

The General Corporation Law of the State of Delaware (the “DGCL”), the state of our incorporation, provides that the holders of Preferred Stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that Preferred Stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-Takeover Effects of Some Provisions of Delaware Law

Provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the acquisition of the Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with our Board. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	the Board approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•	upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

54

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, the Company has not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire the Company.

Anti-Takeover Effects of Our Charter Documents

Our Certificate of Incorporation provides for the Board to be divided into three classes serving staggered terms. Approximately one-third of the Board will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Board until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions.

Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of our stockholders, including proposed nominations of persons for election to the Board. Among other requirements, the advance notice provisions provide that (a) a stockholder must provide to the secretary of the Company timely notice (generally 90-120 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders) of any business, including director nominations, proposed to be brought before the annual or special meeting, which notice must conform to the substantive requirements set forth in the Bylaws, (b) a stockholder must deliver certain information regarding the person(s) making the proposal, and in the case of any nominee for election to the Board, information regarding such nominee, in each case as set forth in the Bylaws, and (c) any nominee for election to the Board must provide both an executed questionnaire regarding his or her background, qualifications, stock ownership and independence, and an executed representation agreement regarding voting commitments, indemnification or similar arrangements and compliance with Company policies applicable to members of the Board. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Our Bylaws provide that our Board, our chairperson of the Board or our chief executive officer may call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board by calling a special meeting of stockholders prior to such time as a majority of the Board believed the matter should be considered or until the next annual meeting provided that the requestor met the notice and other requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the Board also could be delayed until the next annual meeting.

Our Certificate of Incorporation provides that our Bylaws may be altered or amended or new bylaws adopted by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock entitled to vote.

Our Board is expressly authorized to adopt, amend or repeal our Bylaws. This provision may not be repealed, amended or altered in any respect without the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock entitled to vote.

Our Certificate of Incorporation does not allow stockholders to act by written consent without a meeting. Without the availability of stockholder action by written consent, a holder of the requisite number of shares of our capital stock would not be able to amend our Bylaws or remove directors without holding a stockholders’ meeting. The holder would have to obtain the consent of a majority of our Board, our chairperson of the Board or our chief executive officer to call a stockholders’ meeting and satisfy the notice periods determined by our Board.

55

Anti-Takeover Effects of Our Rights Agreement

On January 22, 2018, the Company entered into the Rights Agreement with Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (“Rights Agent”). In connection with the Rights Agreement, the Board authorized and declared a dividend distribution of one Right for each share of Common Stock outstanding and has authorized the issuance of one Right with respect to each share of Common Stock that is issued and becomes outstanding until the earlier of the Distribution Date and the Expiration Date (each as defined in the Rights Agreement). Prior to exercise, the Rights do not give their holders any rights as stockholders of the Company, including any dividend, voting or liquidation rights. The Rights trade only with the shares of Common Stock to which they are attached. A complete description and terms of the Rights are set forth in the Rights Agreement.

The Rights are not exercisable until the Distribution Date. Until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Upon the Distribution Date, the Rights may be transferred separately from the Common Stock, and each Right, other than Rights held by an Acquiring Person (as defined below), will entitle its holder to purchase from the Company one one-thousandth of a share of Series D Preferred Stock, at a purchase price of $10.00 per one one-thousandth of a share of Series D Preferred Stock, subject to adjustment (the “Purchase Price”). An “Acquiring Person” is any person or group of affiliated or associated persons that has acquired or has the ability to acquire direct or indirect beneficial ownership of 4.9% or more of the Company’s Common Stock then-outstanding, subject to certain exceptions.

If any person becomes an Acquiring Person, each holder of Rights (other than Rights owned by an Acquiring Person, which shall have become void), will thereafter have the right to receive, upon exercise thereof, that number shares of Common Stock of the Company having a market value equal to two times the Purchase Price.

If, at any time after a person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price of the Right, that number of shares of Common Stock of the acquiring company which at the time of such transaction will have a market value equal to two times the Purchase Price.

At any time after any person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the Common Stock then-outstanding, the Board may exchange the Rights (other than Rights owned by an Acquiring Person, which shall have become void), at an exchange ratio of one share of Common Stock per Right, subject to adjustment.

The Rights will expire on the earliest of (a) the close of business on January 22, 2021, (b) the time at which the Rights are redeemed, and (c) the time at which the Rights are exchanged.

At any time before any person becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate.

The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. However, from and after such time as any person becomes an Acquiring Person, the Rights Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than Rights which have become null and void).

The Rights have anti-takeover effects. If the Rights are exercised, shares of Series D Preferred Stock will be issued, which will cause significant dilution to an Acquiring Person that attempts to acquire us on terms not approved by our Board. The Rights should not interfere with any merger or other business combination approved by our Board since the Rights may be amended to permit such acquisition or redeemed by us at $0.0001 per Right at any time prior to the time that a person or group becomes an Acquiring Person.

56

Listing

Our Common Stock trades on The Nasdaq Global Select Market under the trading symbol “INSG”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock and related rights to purchase Series D Preferred Stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021, and its telephone number is (877) 290-2245.

57

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations of the purchase, ownership, conversion and disposition of the 2025 Notes, and the holding and disposition of any shares of Common Stock issuable upon conversion of the 2025 Notes, but does not purport to be a complete analysis of all potential U.S. federal income tax aspects and does not address the effects of any state, local, alternative minimum, estate, gift or non-U.S. tax laws. This summary is based upon provisions of the Code, Treasury Regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations, and all of which could result in U.S. federal income tax considerations different from those described below. No rulings from the Internal Revenue Service (the “IRS”) have been or are expected to be sought with respect to the matters discussed below. The discussion below is not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership, conversion or disposition of the 2025 Notes, and the holding and disposition of any shares of Common Stock issuable upon conversion of the 2025 Notes or that any such position would not be sustained.

This discussion does not address any specific U.S. federal income tax considerations that might be relevant to a holder of 2025 Notes or Common Stock in light of such holder’s particular facts or circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including:

•	a dealer in securities;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the 2025 Notes or Common Stock as part of a hedging, integrated, or conversion transaction or a straddle, or a person deemed to sell 2025 Notes or Common Stock under the constructive sale provisions of the Code;

•	a trader in securities that has elected the mark-to-market method of accounting for securities;

•	an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes, and investors in such entities;

•	a U.S. person whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”;

•	a U.S. expatriate; or

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code.

58

In addition, this discussion deals only with a 2025 Note or share of Common Stock acquired pursuant to a conversion of such note held as a capital asset by a beneficial owner who purchased such note from a selling securityholder pursuant to this registration statement.

If a partnership holds the 2025 Notes or shares of Common Stock issuable upon conversion of the 2025 Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding the 2025 Notes or such shares of Common Stock should consult its own tax advisors.

Prospective investors considering the purchase of notes should consult their own tax advisors concerning the particular U.S. federal income tax consequences to them of the ownership of the notes or shares of Common Stock in light of their specific situation, as well as the consequences to them arising under any state, local, foreign or other tax laws, including gift and estate tax laws and any applicable tax treaty.

U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a note or share of Common Stock received upon conversion of a note that is, for U.S. federal income tax purposes, one of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (including an entity taxable as a corporation) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust, if (a) a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions or (b) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest

Interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

Additional Interest

As described under the headings “Description of Notes—Events of Default,” we may be required to pay additional interest on the 2025 Notes in certain circumstances. We intend to take the position that the 2025 Notes should not be treated as contingent payment debt instruments because of the anticipated remote possibility of such additional payments. Assuming such position is respected, any additional interest paid to a U.S. holder would be taxable as additional ordinary income when received or accrued, in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. However, the IRS may take a position contrary to our position, which could materially and adversely affect the timing and character of income received as additional interest. In addition, as described under the headings “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change” and “Description of Notes—Interest Make-Whole Payment,” upon certain conversions of the 2025 Notes, we may pay additional shares or cash in certain circumstances. Due to a lack of relevant authority regarding the treatment of such payments, in particular the interest make- whole payment, the applicability of the Treasury Regulations governing contingent payment debt instrument is uncertain. While not free from doubt, we intend to take the position that the 2025 Notes should not be treated as contingent payment debt instruments because of the possibility of payment of these additional shares or cash, based in part on the fact that the payments will be made only to holders who are converting their 2025 Notes under certain circumstances and as a result are most appropriately treated as a change in conversion rate. Depending upon the circumstances, such additional payments, if made in the form of additional shares, may be taxed as deemed dividends as described under “—Constructive Distribution.”

59

Market Discount

A U.S. holder that purchases a 2025 Note from a selling securityholder pursuant to this prospectus for an amount that is less than its stated principal amount may be treated as acquiring such note with “market discount.” Subject to a de minimis exception, the “market discount” on a note will equal the amount, if any, by which its stated principal amount exceeds the U.S. holder’s adjusted tax basis in the note immediately after its acquisition.

If a U.S. holder acquires a note at a market discount and does not elect to include market discount in income as it accrues, such U.S. holder will generally be required to treat any gain recognized on a sale, exchange, redemption or other taxable disposition of the note as ordinary income to the extent of accrued market discount on such note at the time of such sale, exchange, redemption or other taxable disposition. In addition, such U.S. holder may be required to include accrued market discount in income upon a disposition of a note in certain otherwise non-taxable transactions as if such U.S. holder sold the note for its fair market value. A U.S. holder that acquires a note at a market discount and does not elect to include market discount in income as it accrues may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note until maturity or until a taxable disposition of the note.

A U.S. holder may elect to include market discount in income on a current basis as it accrues over the remaining term of the note (on either a ratable or constant-yield method). Once made, this election applies to all market discount obligations acquired by such U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder makes such an election, the rules described above which treat gain realized on a note as ordinary income to the extent of accrued market discount and require deferral of certain interest deductions will not apply. The market discount rules are complex and U.S. holders should consult their own tax advisors regarding the application of these rules to their investment in the notes and the election to include market discount in income on a current basis, including with respect to the application of the market discount rules following a conversion of notes into shares of Common Stock.

Generally, upon conversion of a note acquired at a market discount into shares of Common Stock, any market discount not previously included in income (including as a result of the conversion) will carry over to the Common Stock received in exchange for the note. Any such market discount that is carried over to shares of Common Stock received upon conversion will be taxable as ordinary income upon the sale or other disposition of such shares of Common Stock (including a deemed sale or disposition of a fractional share of Common Stock pursuant to a conversion). U.S. holders holding notes acquired with a market discount should consult their own tax advisors as to the particular tax consequences to them of conversion of a note for cash and Common Stock.

Amortizable Bond Premium

If a U.S. holder acquires a note for an amount that is greater than the sum of all amounts payable on the note after the acquisition date other than payments of stated interest (generally, the note’s principal amount), such U.S. holder generally will be considered to have acquired the note with “amortizable bond premium.” For purposes of determining the amount of any amortizable bond premium on a note, the purchase price for the note is reduced by the amount of the portion of the purchase price attributable to the note’s conversion feature. In general, the amortizable bond premium with respect to a note will be equal to the excess, if any, of (i) the U.S. holder’s adjusted tax basis in the note immediately after its acquisition reduced by an amount equal to the value of the note’s conversion feature over (ii) the note’s principal amount.

A U.S. holder may elect to amortize such premium over the remaining term of the note using a constant yield method. A U.S. holder generally may use the amortizable bond premium allocable to an accrual period to offset stated interest otherwise required to be included in income with respect to the note in that accrual period under the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Once made, an election to amortize bond premium applies to all debt obligations held as of the beginning of the taxable year to which such election applies or subsequently acquired by such U.S. holder and may not be revoked without the consent of the IRS.

60

Sale, Exchange, or Other Taxable Disposition of Notes

Except as provided below under “—Conversion of Notes,” a U.S. holder will generally recognize gain or loss upon the sale, exchange, or other taxable disposition of a note, equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) and the U.S. holder’s adjusted U.S. federal income tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be its cost for that note. Any such gain or loss will generally be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

Conversion of Notes

A U.S. holder will generally not recognize any gain or loss upon conversion of a note solely for Common Stock, except to the extent of cash received in lieu of a fractional share (which will be treated as if such fractional share had been received and then sold in a sale treated as described above under “—Sale, Exchange, or Other Taxable Disposition of Notes”) and except to the extent of the fair market value of Common Stock received with respect to accrued interest (which will be taxable as described above under “—Payments of Interest” to the extent not previously included in income).

As described under the heading “Description of Notes—Interest Make-Whole Payment,” it is possible a U.S. holder might receive additional amounts in connection with a conversion of a note, which could be payable in the form of cash or shares. If such additional amounts were paid in the form of cash, then a U.S. holder could receive a combination of cash and shares of Common Stock upon such conversion. A U.S. holder who receives a combination of cash and Common Stock in exchange for 2025 Notes upon conversion will recognize gain, but not loss, in an amount equal to the excess of the fair market value of the Common Stock and cash received (other than amounts attributable to accrued interest, which will be taxable as described above under “—Payments of Interest” to the extent not previously included in income) over the U.S. holder’s tax basis in the note, but such gain will only be recognized to the extent of such cash received (excluding cash attributable to accrued interest or received in lieu of a fractional share). The tax consequences of the conversion of a note into a combination of cash and shares are not entirely clear, and treatment of such a conversion different from what is described above is possible. For example, the conversion of a note into cash and Common Stock may instead be treated for U.S. federal income tax purposes as in part a conversion into stock and in part a payment in redemption of a portion of the note. U.S. holders should consult their tax advisors regarding the tax treatment of the receipt of cash and stock in exchange for 2025 Notes upon conversion or repurchase, including any alternative treatments.

A U.S. holder’s tax basis in shares of Common Stock received upon a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding Common Stock attributable to accrued interest, the tax basis of which will equal its fair market value) will equal the tax basis in the note that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share and cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share).

A U.S. holder’s holding period for shares of Common Stock received in a conversion will include the period during which the U.S. holder held the 2025 Notes, except that the holding period of any of Common Stock received with respect to accrued interest will commence on the day after the date of receipt.

The tax rules regarding the treatment of amounts received as a result of the increase in the conversion rate for conversions in connection with a make-whole fundamental change are unclear. Except to the extent attributable to accrued interest (as noted above), we do not intend to treat the balance of any such amounts as additional interest. As a result, we strongly encourage you to consult with your tax advisor concerning the potential tax treatment of such a payment.

61

Constructive Distribution

The conversion rate of the 2025 Notes will be adjusted in certain circumstances, including upon the payment of certain cash dividends. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution. Certain adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the beneficial owners of the 2025 Notes, however, will generally not be considered to result in a deemed distribution. Certain of the possible conversion rate adjustments provided in the 2025 Notes (including, without limitation, upon the payments of cash dividends to holders of Common Stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder may be deemed to have received a distribution because of such adjustments, even though it has not received any cash or property. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a U.S. holder’s proportionate interest could be treated as a deemed taxable dividend. Other increases in the conversion rate of the 2025 Notes (including an adjustment to the conversion rate in connection with a make-whole fundamental change or the payment of additional shares to holders who convert their 2025 Notes received as an interest-make-whole payment upon certain conversions) may, depending on the circumstances, be a deemed distribution. Any deemed distribution would be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code (as described below under “—Common Stock”). However, it is unclear whether a constructive dividend deemed paid to an individual U.S. holder would be eligible for the lower applicable long-term capital gains rates or whether corporate U.S. holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends.

Common Stock

Distributions, if any, made on Common Stock generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. However, for individual U.S. holders, such dividends currently are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. For corporate U.S. holders, dividends received may be eligible for the dividends-received deduction, subject to applicable limitations.

Upon the sale or exchange or other taxable disposition of Common Stock (including certain redemptions), a U.S. holder generally will recognize capital gain or loss equal to the difference between (a) the amount of cash and the fair market value of any property received upon such taxable disposition and (b) the U.S. holder’s tax basis in Common Stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in Common Stock is more than one year at the time of the taxable disposition. The deductibility of capital losses is subject to certain limits under the Code.

Net Investment Income Tax

Certain U.S. holders who are individuals, estates or trusts will be required to pay an additional 3.8% tax on, among other things, payments of interest and dividends on and capital gains from the sale, exchange, redemption, retirement or other taxable disposition of 2025 Notes and shares of Common Stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the 2025 Notes and dividends on Common Stock (including constructive distributions on the 2025 Notes treated as dividends), and to the proceeds of a sale or other disposition of the 2025 Notes or Common Stock, unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to IRS.

62

Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner (other than a partnership) of a note or share of Common Stock received upon conversion of a note that is not a U.S. holder as defined above.

Payments of Interest

Under the “portfolio interest exemption” rules, interest paid to a non-U.S. holder will not be subject to U.S. federal income or withholding tax, subject to certain exceptions discussed below, provided that:

•	such holder does not actually (or constructively) own 10% or more of the total combined voting power of all of our stock entitled to vote;

•	such holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code;

•	such holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business;

•	such interest is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S., subject to the provisions of an applicable income tax treaty; and

•	we, or our paying agent, receive appropriate documentation (generally an IRS Form W-8BEN or W-8BEN-E) establishing that the non-U.S. holder is not a U.S. person.

Subject to the discussion in the following paragraph, a non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or a reduced treaty rate) on payments of interest on the 2025 Notes.

If interest on the 2025 Notes is effectively connected with the conduct by a non-U.S. holder of a trade or business within the U.S., subject to the provisions of an applicable income tax treaty, such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a branch profits tax at 30% or a reduced treaty rate). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the non-U.S. holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

We may be required to make additional payments to holders of the 2025 Notes under the circumstances described under the headings “Description of Notes—Events of Default” and “Description of Notes—Interest Make-Whole Payment.” For a discussion of the impact of additional payments on the 2025 Notes, see the discussion under “U.S. Holders—Additional Interest.” It is possible that certain of such payments might be subject to U.S. federal withholding tax at a rate of 30% or lower treaty rate, if applicable. We will determine if any withholding is required if and when any such amounts become payable. Non-U.S. holders should consult their own tax advisors as to the tax considerations that relate to the potential additional interest payments.

Conversion of the Notes

Upon conversion of a note for Common Stock, a non-U.S. holder generally will not recognize any income, gain or loss on the conversion, except with respect to any cash received in lieu of a fractional share of Common Stock (which will be treated as if such fractional share had been received and then sold and the sale will be treated as described under “—Sale, Exchange, Conversion or Other Disposition of Notes or Shares of Common Stock” below) and with respect to any Common Stock received attributable to accrued interest (which will be treated as described under “—Payments of Interest” above). As described under the heading “Description of Notes—Interest Make-Whole Payment,” it is possible a holder might receive additional amounts in connection with a conversion of a note, which could be payable in the form of cash or shares. If such additional amounts were paid in the form of cash, then such holder could receive a combination of cash and shares of Common Stock upon such conversion. The U.S. federal income tax treatment of the conversion of the 2025 Notes into a combination of Common Stock and cash is not entirely certain. You should consult your tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of 2025 Notes into a combination of cash and Common Stock.

63

Dividends and Constructive Dividends

Subject to certain exceptions discussed below, any dividends paid to a non-U.S. holder with respect to shares of Common Stock (including any deemed dividends described above under “—U.S. Holders—Constructive Distribution”) will be subject to withholding tax at a 30% rate (or lower applicable treaty rate). Because any constructive dividend a non-U.S. holder is deemed to receive would not give rise to any cash from which any applicable withholding tax could be satisfied, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, interest payments, cash or shares of Common Stock otherwise due on conversion, dividends, or sales proceeds subsequently paid or credited to the non-U.S. holder. In order to obtain a reduced rate of withholding under an applicable treaty, a non-U.S. holder will be required to provide an IRS Form W-8BEN or IRS Form W-8BEN-E certifying its entitlement to benefits under such treaty.

The withholding tax does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. and, where a tax treaty applies, are attributable to a U.S. permanent establishment. Instead, the effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and with respect to corporate holders, may also be subject to a branch profits tax at 30% or a reduced treaty rate).

Sale, Exchange, Conversion, or Other Disposition of Notes or Shares of Common Stock

Subject to certain exceptions discussed below, any gain realized by a non-U.S. holder on the sale, exchange, conversion, or other disposition of a note or shares of Common Stock generally will not be subject to U.S. federal income tax unless:

•	such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the U.S., subject to the provisions of an applicable income tax treaty;

•	such non-U.S. holder is an individual present in the U.S. for 183 days or more in the taxable year of such sale, exchange, retirement, conversion, or other disposition and certain other conditions are met; or

•	in the case of Common Stock, we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period and the five- year period ending on the date of such sale, exchange, conversion or other disposition.

Except to the extent that an applicable income tax treaty provides otherwise, a non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a branch profits tax at 30% or a reduced treaty rate).

A non-U.S. holder described in the second bullet point above will generally be subject to a flat 30% tax on the gain derived from the disposition of the 2025 Notes or Common Stock, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the U.S.

We believe that we are not, and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Any stock that a non-U.S. holder receives on the sale, exchange, conversion or other disposition of a note that is attributable to accrued interest will not be treated as described above, but will instead generally be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “—Payments of Interest.”

64

Information Reporting and Backup Withholding

The amount of interest and dividends paid (including dividends deemed paid) and the amount of tax, if any, withheld with respect to those payments will be reported to a non-U.S. holder and the IRS. Copies of the information returns reporting such interest and dividend payments and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides, under the provisions of an applicable income tax treaty.

Unless a non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the 2025 Notes or Common Stock, and the non-U.S. holder may be subject to backup withholding on payments on the 2025 Notes or Common Stock or on the proceeds from a sale or other disposition of the 2025 Notes or Common Stock. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non- U.S. holder’s

U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Withholding on Foreign Accounts

Legislation known as the Foreign Account Tax Compliance Act and guidance issued thereunder (“FATCA”), imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities (including financial intermediaries). FATCA imposes a 30% withholding tax on certain payments of interest, dividends, or gross proceeds from the sale or other disposition of Common Stock or 2025 Notes paid to a foreign financial institution or to certain non-financial foreign entities unless certain certification, information reporting and other specified requirements are met or an exemption applies. FATCA withholding is currently in effect with respect to payments of interest on the 2025 Notes and payments of dividends on Common Stock. Prospective investors should consult their tax advisors regarding FATCA. Recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds from the sale or other disposition of stock or 2025 Notes; taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Kurt Scheuerman, Esq., Senior Vice President and General Counsel, Inseego Corp.

EXPERTS

The consolidated financial statements of Inseego Corp. appearing in Inseego Corp.’s Annual Reports on Form 10-K for the years ended December 31, 2019 and 2018 and Inseego Corp.’s internal control over financial reporting as of December 31, 2019, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Marcum LLP pertaining to such financial statements and our internal control over financial reporting as of the respective dates given on the authority of such firm as experts in accounting and auditing.

65

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including Inseego Corp. You may also access our reports and proxy statements free of charge at our Internet website, http://investor.inseego.com.

This prospectus is part of a registration statement that we have filed with the Commission relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the Commission, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the Commission’s Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the Commission allow us to incorporate by reference in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents that we have filed separately with the Commission. You should read the information incorporated by reference because it is an important part of this prospectus. We hereby incorporate by reference the following information or documents into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on March 16, 2020, and the amendment thereto filed with the Commission on Form 10-K/A on April 29, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Commission on May 7, 2020;

•	our Current Reports on Form 8-K filed with the Commission on January 17, 2020, January 21, 2020, January 28, 2020, January 29, 2020, February 26, 2020, March 9, 2020, March 10, 2020, March 11, 2020 (other than information furnished under Item 2.02 and exhibits related to such items), April 6, 2020, May 12, 2020, and June 5, 2020; and

•	the description of our Common Stock contained in the registration statement on Form 8-A filed with the Commission on September 29, 2000, including any amendments or reports filed for the purpose of updating such description, as amended by the current report on Form 8-K12G3, dated November 9, 2016.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to each person, including any beneficial owner, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Inseego Corp., Attention: Shareholder Services, 9710 Scranton Road, Suite 200, San Diego, CA 92121, telephone (858) 812-3400.

66

IMAGE OMITTED

Inseego Corp.

$80,000,000

3.25% Convertible Senior Notes due 2025

and Shares of Common Stock Issuable Upon Conversion of the Notes

PROSPECTUS

July 2, 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

Registration Fee	$10,500
Legal Fees and Expenses	$100,000
Accounting Fees and Expenses	$5,000
Miscellaneous	$1,000
Total	$116,500

In addition to the above, the selling securityholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

II-1

Section 145 of the DGCL further provides that: (i) to the extent that a present or former or director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, our directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of the directors’ fiduciary duties. This provision in our Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article 6 of our Bylaws provides that we will indemnify, to the maximum extent and in the manner permitted by the DGCL, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith.

In addition to the above, we have entered into indemnification agreements with each of our directors and executive officers (each, an “Indemnitee”). In general, the indemnification agreements provide that, subject to certain limitations, the Company will indemnify and hold harmless each Indemnitee against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf, in connection with certain pending, completed or threatened proceedings, as defined in the indemnification agreements, if the Indemnitee acted in good faith and reasonably in the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. We also have directors’ and officers’ liability insurance, which provides coverage against certain liabilities that may be incurred by our directors and officers in their capacities as directors and officers of the Company.

II-2

Item 16. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number

3.1	Amended and Restated Certificate of Incorporation.	8-K	November 9, 2016	3.1

3.2	Certificate of Designation of Series D Junior Participating Preferred Stock of Inseego Corp.	8-K	January 22, 2018	3.1

3.3	Certificate of Designation of Series E Fixed-Rate Cumulative Perpetual Preferred Stock of Inseego Corp.	8-K	August 13, 2019	3.1

3.4	Certificate of Amendment to Certificate of Designation of Series E Fixed-Rate Cumulative Perpetual Preferred Stock	8-K	March 10, 2020	3.1

3.5	Amended and Restated Bylaws.	8-K	November 9, 2016	3.2

4.1	Form of Inseego Corp. Common Stock Certificate.	8-K	November 9, 2016	4.1

4.2	Rights Agreement, dated January 22, 2018, by and between Inseego Corp. and Computershare Trust Company, N.A., as Rights Agent.	8-K	January 22, 2018	4.1

4.3	Amendment No. 1 to Rights Agreement, dated August 6, 2018, by and between Inseego Corp. and Computershare Trust Company, N.A., as Rights Agent.	8-K	August 7, 2018	4.5

4.4	Amendment No. 2 to Rights Agreement, dated December 4, 2018, by and between Inseego Corp. and Computershare Trust Company, N.A., as Rights Agent.	8-K	December 10, 2018	4.1

4.5	Base Indenture, dated May 12, 2020, between Inseego Corp. and Wilmington Trust, National Association, as trustee.	8-K	May 12, 2020	4.1

4.6	First Supplemental Indenture, dated May 12, 2020, between Inseego Corp. and Wilmington Trust, National Association, as trustee.	8-K	May 12, 2020	4.2

4.7	Form of 3.25% convertible senior note due 2025 (included in Exhibit 1.1).	8-K	May 12, 2020	4.3

5.1*	Opinion of Kurt Scheuerman, Esq.

23.1*	Consent of Kurt Scheuerman, Esq. (included in Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm (Marcum LLP).

24.1*	Power of Attorney (included on signature page).

25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Debt Indenture	S-3ASR	May 7, 2020	25.1
*	Filed herewith.

II-3

Item 17. Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-4

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 2, 2020.

INSEEGO CORP.

By:	/s/ Stephen Smith
Stephen Smith Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

II-6

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan Mondor and Stephen Smith, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any and all additional registration statements relating to the registration statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Dan Mondor Dan Mondor	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 2, 2020

/s/ Stephen Smith Stephen Smith	Chief Financial Officer (Principal Financial and Accounting Officer)	July 2, 2020

/s/ James B. Avery James B. Avery	Director	July 2, 2020

/s/ Christopher Harland Christopher Harland	Director	July 2, 2020

/s/ Brian Miller Brian Miller	Director	July 2, 2020

/s/ Jeffrey Tuder Jeffrey Tuder	Director	July 2, 2020

II-7